CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                                    EXHIBIT 10.1


                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT


                                      OF


                         GE FUEL CELL SYSTEMS, L.L.C.


                                    between


                            GE ON-SITE POWER, INC.

                                      and

                              PLUG POWER, L.L.C.





                                     dated

                               February 3, 1999

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I    DEFINITIONS                                                     1
     Section 1.1  Definitions                                                1

ARTICLE II   ORGANIZATION                                                    1
     Section 2.1  Formation; Name                                            1
     Section 2.2  Certificate of Formation; Foreign Qualification            1
     Section 2.3  No State Law Partnership; Liability to Third Parties       2
     Section 2.4  Registered Office                                          2
     Section 2.5  Representations and Warranties of the Members              2

ARTICLE III  PURPOSES AND POWERS; TERM OF COMPANY                            2
     Section 3.1  Purposes and Powers                                        2
     Section 3.2  Scope                                                      2
     Section 3.3  Term                                                       2

ARTICLE IV   MEMBERSHIP, DISPOSITIONS OF INTERESTS AND BANKRUPT MEMBER       2
     Section 4.1  Members                                                    2
     Section 4.2  Additional Members                                         3
     Section 4.3  Withdrawal                                                 3
     Section 4.4  Disposition of a Membership Interest                       3

ARTICLE V    CAPITAL CONTRIBUTIONS                                           5
     Section 5.1  Initial Contributions                                      5
     Section 5.2  Additional Members                                         5
     Section 5.3  Guarantees                                                 5
     Section 5.4  Return of Contributions                                    5
     Section 5.5  Member Affiliate Loans                                     6

ARTICLE VI   PROFITS, LOSSES, ACCOUNTING, TAXES AND DISTRIBUTIONS            6
     Section 6.1  Allocation of Profits and Losses                           6
     Section 6.2  Books; Fiscal Year                                         6
     Section 6.3  Capital Accounts                                           7
     Section 6.4  Tax Returns                                                8
     Section 6.5  Tax Matters Partner                                        8
     Section 6.6  Distributions                                              8
     Section 6.7  Withdrawals                                                8

ARTICLE VII  MANAGEMENT; CONDUCT OF BUSINESS                                 9
     Section 7.1  Management by Committee                                    9
     Section 7.2  Establishment of the Committee                             9
     Section 7.3  Officers                                                  10

                                                                         Page
                                                                         ----
     Section 7.4   Conduct of Business                                     10
     Section 7.5   Conflicts of Interest                                   11
     Section 7.6   Employment and Secondment Matters                       11

ARTICLE VIII MEETINGS OF THE COMMITTEE                                     11
     Section 8.1   Regular and Special Meetings                            11
     Section 8.2   Notices of Meetings                                     11
     Section 8.3   Quorum                                                  11
     Section 8.4   Action by Written Consent or Telephone Conference       11
     Section 8.5   Substitute Committee Members                            12

ARTICLE IX   ADDITIONAL COVENANTS                                          12
     Section 9.1   Public Announcements, Etc.                              12
     Section 9.2   Confidentiality                                         12
     Section 9.3   Protection of Business                                  13
     Section 9.4   Promotion of the Company                                14
     Section 9.5   Ethical and Environmental Standards                     14
     Section 9.6   Tax Matters                                             14
     Section 9.7   Other Covenants                                         15
     Section 9.8   Further Assurances                                      15
     Section 9.9   Ancillary Agreements                                    15

ARTICLE X    DEADLOCK; TERMINATION OF THIS LLC AGREEMENT                   15
     Section 10.1  Resolution of Disputes                                  15
     Section 10.2  Termination                                             16
     Section 10.3  Effect of Termination                                   16
     Section 10.4  Survival of Representations and Warranties              16
     Section 10.5  Indemnifiable Claims                                    16

ARTICLE XI   DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY       18
     Section 11.1  Dissolution                                             18
     Section 11.2  Liquidation and Termination                             18
     Section 11.3  Payment of Debts                                        18
     Section 11.4  Debts to Members                                        19
     Section 11.5  Remaining Distribution                                  19
     Section 11.6  Reserve                                                 19
     Section 11.7  Final Accounting                                        19

ARTICLE XII  MISCELLANEOUS                                                 20
     Section 12.1  Relationship of the Parties                             20
     Section 12.2  Performance by the Company                              20
     Section 12.3  Agreement for Further Execution                         20
     Section 12.4  Notices                                                 20


                                                                        Page
                                                                        ----
     Section 12.5   Amendments; No Waivers                                21
     Section 12.6   Successors and Assigns                                21
     Section 12.7   Governing Law                                         21
     Section 12.8   Illegality and Severability                           21
     Section 12.9   Counterparts; Effectiveness                           21
     Section 12.10  Entire Agreement                                      22
     Section 12.11  Captions                                              22
     Section 12.12  Expenses                                              22
     Section 12.13  Limitation of Liability                               22

ANNEX A             Definitions
ANNEX B             Representations and Warranties of the Members
ANNEX C             Employment and Secondment Matters


PP Disclosure Schedule
GEOSP Disclosure Schedule


EXHIBIT 1           Membership Interests
EXHIBIT 2           Allocation and Capital Account Provisions
EXHIBIT 3           Strategic Plan and 1999 Operating Plan
EXHIBIT 4           GE Company Policies
EXHIBIT 5           Form of Contribution Agreement
EXHIBIT 6           Form of Promissory Note and Security Agreement
EXHIBIT 7           Form of GE Trademark and Tradename Agreement
EXHIBIT 8           Form of PP Trademark Agreement
EXHIBIT 9           Form of Distributor Agreement

                                                                    Exhibit 10.1






                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                         GE FUEL CELL SYSTEMS, L.L.C.

                     A Delaware Limited Liability Company


          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "LLC Agreement") is made and entered into on the 3rd day of February, 1999, by and between GE ON-SITE POWER, INC., a Delaware corporation ("GEOSP"), a wholly owned subsidiary of GENERAL ELECTRIC COMPANY ("GE"), which is controlled by GE's Power Systems business ("GEPS"), having offices at One River Road, Schenectady, New York 12345, and PLUG POWER, L.L.C., a Delaware limited liability company ("PP"), having offices at 968 Albany-Shaker Road, Latham, New York 12110 (GEOSP and PP, collectively the "Members" and each individually, a "Member"), to join together to operate a limited liability company under the laws of the State of Delaware for the purposes and upon the terms and conditions set forth in this LLC Agreement.


                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1  Definitions.  Capitalized terms used in this LLC
                       -----------
Agreement shall have the meanings specified herein or in Annex A.


                                  ARTICLE II
                                 ORGANIZATION

          Section 2.1  Formation; Name.  The Members hereby enter into this LLC
                       ---------------
Agreement for the purpose of setting forth the rights and obligations of the Members. The name of the Company shall be GE Fuel Cell Systems, L.L.C.

          Section 2.2  Certificate of Formation; Foreign Qualification.  GEOSP
                       -----------------------------------------------
has caused to be filed for record the Certificate of Formation of the Company in the offices of the Secretary of State of the State of Delaware in accordance with (S) 18-201 of the Act. GEOSP shall file such amendments and other documents necessary to give effect to this LLC Agreement. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Members shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. Each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this LLC Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

          Section 2.3  No State Law Partnership; Liability to Third Parties.
                       ----------------------------------------------------
The Members intend that the Company not be a partnership (including, without limitation, a limited partnership), and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and that this LLC Agreement not be construed otherwise. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court, except for the obligation to fund the working capital needs of the Company as set forth in
Article V of this LLC Agreement.

          Section 2.4  Registered Office.  The registered office and principal
                       -----------------
place of business of the Company shall be located at 1 River Road, Schenectady, New York 12345, and the Company will also operate at such other places as it may determine.

          Section 2.5  Representations and Warranties of the Members.  Each
                       ---------------------------------------------
Member represents and warrants to the other Member, as of the date of execution of this LLC Agreement, as set forth in Annex B, except as set forth in the applicable Disclosure Schedule.

                                  ARTICLE III
                     PURPOSES AND POWERS; TERM OF COMPANY

          Section 3.1  Purposes and Powers.  The Company has been formed for the
                       -------------------
sole purpose of marketing and selling (as a distributor), in the Territory, Products, Pre-Commercial Units, and Test & Evaluation Units and performing Services in the Territory. The Company's business shall be limited to that which is described in this Section 3.1 and in Section 3.2 and any incidental activities. In furtherance of such business, the Company shall have all of the powers granted to a limited liability company under the laws of the State of Delaware, including, without limitation, the powers specifically enumerated in
(S) 18-106 of the Act.

          Section 3.2  Scope.  The Company will purchase, from PP, Products,
                       -----
Pre-Commercial Units, Test & Evaluation Units, and such other PP products that the Members mutually agree to be marketed and sold, and will purchase Services from PP, GE and third parties as needed, in order to provide high quality, Products, Pre-Commercial Units, Test & Evaluation Units, such other PP products that the Members mutually agree to be marketed and sold, and Services in the Territory. The Company will hire or contract necessary manpower for distributing Products, Pre-Commercial Units, Test & Evaluation Units, and such other PP products that the Members mutually agree to be marketed and sold, and for providing Services, in accordance with the Strategic Plan and the Distributor Agreement.

          Section 3.3  Term.  The Company as constituted in this LLC Agreement
                       ----
shall continue until dissolved or terminated pursuant to law or the provisions of this LLC Agreement.


                                  ARTICLE IV
                   MEMBERSHIP, DISPOSITIONS OF INTERESTS AND
                                BANKRUPT MEMBER

          Section 4.1  Members.  PP shall be admitted to the Company as a Member
                       -------
of the Company effective as of the execution of this LLC Agreement. The Members will then have the Membership Interests set forth on Exhibit 1.

          Section 4.2  Additional Members.  Additional Persons may be admitted
                       ------------------
to the Company as Members and Membership Interests may be created and issued to those Persons with the approval of five (5) members of the Committee on such terms and conditions as the Committee may determine at the time of admission. The terms of admission or issuance must specify the Capital Contribution and Membership Interest applicable thereto and may provide for the creation of different classes or groups of Members having different rights, powers and duties. Any such admission shall be effective only after the new Member has executed and delivered to the Committee a document including the new Member's notice address and its agreement to be bound by this LLC Agreement, with representations and warranties effective as of the date of such new Member's execution of such document. Upon the admission of new Members, Exhibits 1 and 2 shall be amended by the Committee to reflect the new Membership Interests and allocation and capital account provisions.

          Section 4.3  Withdrawal.  Except as set forth in this LLC Agreement, a
                       ----------
Member does not have the right or power to withdraw from the Company as a Member.

          Section 4.4  Disposition of a Membership Interest.
                       ------------------------------------

          (a)   Prohibition.  No Membership Interest, or any right, title or
                -----------
interest in or to such Membership Interest, now or hereafter owned, held or acquired by any Member shall be Disposed of voluntarily, involuntarily, by operation of law, with or without consideration, or otherwise except in accordance with the provisions of this Section 4.4. Any Disposition which does not comply with the provisions of this Section 4. 4 shall be void ab initio and
                                                                  -- ------
the Company shall not give effect to such attempted Disposition in its records.

          (b)   Affiliates; Sale of Business.  Any Member may Dispose of all
                ----------------------------
(but not less than all) of its right, title and interest in and to a Membership Interest as follows: (i) to an Affiliate of such Member, provided that such Affiliate is not a GEPS Competitor, (ii) by GEOSP to the purchaser, directly or indirectly, of GEOSP or GEPS (or substantially all of the assets of GEOSP or
GEPS), or (iii) by PP to the purchaser, directly or indirectly, of PP (or substantially all of the assets o f PP); provided, however, that any Disposition
                                        --------  -------
pursuant to this clause (b) shall be made in compliance with the requirements of clauses (d), (e) and (f). GEOSP and PP shall remain responsible for the performance of this LLC Agreement by each Affiliate of such party to which a Membership Interest is transferred pursuant to this Section 4.4(b). If any Affiliate to which a Membership Interest is transferred pursuant to this Section
4.4 ceases to be an Affiliate of the Member from which it acquired such Membership Interest, such Person shall re-convey such Membership Interest to such transferring Member promptly upon such Person ceasing to be such an Affiliate (unless such Person ceases to be such an Affiliate in connection with a transfer otherwise permitted by this Section 4.4).

          (c)  GEOSP Option to Purchase.
               ------------------------

          (i) PP may, without restriction, Dispose of all or part of PP to a purchaser that is not a GEPS Competitor, and the provisions of this Section 4.4(c) shall not apply in the case of an initial public offering of securities by PP. Notwithstanding the provisions of Section 4.4(b), if: there is a proposal to Dispose, directly or indirectly, of an interest in PP (by merger, sale of stock or assets thereof or otherwise), including its interest in the Company ("PP Interest"), to a GEPS Competitor, then PP shall provide prompt written notice (the "Transfer Notice") to GEOSP. The Transfer Notice shall identify the Person with which such transaction is proposed to be consummated and all other material terms of the proposed transaction, including the consideration to be paid for the PP Interest, and, in the case of an offer in which the consideration payable for the PP Interest consists in whole or in part of consideration other than cash, such information relating to such other consideration as is reasonably necessary for GEOSP to be informed of all material facts relating to such consideration.

          (ii) GEOSP shall have the right and option, for a period of 30 days after the date on which all information required to be provided to GEOSP has been so provided (the "Notice Period"), to deliver a notice to PP (the "Purchase Notice") of GEOSP's intention to purchase the PP Interest. The consideration to be paid by GEOSP for the PP Interest shall be cash in an amount equal to the price to be paid for the PP Interest by the proposed purchaser thereof. Notwithstanding the preceding sentence, if the consideration to be paid for the PP Interest is wholly or partially non-cash consideration, then GEOSP shall pay cash in lieu of the non-cash consideration, in an amount equal to the fair market value thereof, such amount to be determined by good faith negotiations between the Members (and, in the absence of agreement, using a procedure similar to that used to determine the Fair Market Value of an Interest in the Company). Delivery of the Purchase Notice by GEOSP shall constitute an irrevocable election by GEOSP to purchase the PP Interest for the consideration and on the other terms and conditions set forth in the proposed transaction and in this Section 4.4(c).

          (iii) The transfer of the PP Interest to GEOSP shall be consummated as soon as practicable following the giving of the Purchase Notice by GEOSP, but in no event more than 30 days thereafter (subject to any extension necessary to comply with any applicable regulatory requirement). If at the end of the Notice Period GEOSP shall not have given a Purchase Notice with respect to the PP Interest, GEOSP will be deemed to have waived its rights under this Section 4.4(c) with respect to the Disposition contemplated by the Transfer Notice. If GEOSP rejects the Transfer Notice, or is deemed to have waived its rights as set forth in the preceding sentence, PP shall have the right, for a period of 180 days following such rejection or waiver (subject to any extension necessary to comply with any applicable regulatory requirement), to dispose of the PP Interest to the proposed transferee identified in the Transfer Notice and on terms no more favorable to the proposed transferee than are set forth in the Transfer Notice. If, at the end of the 180-day period following the rejection or waiver, PP has not completed the sale of the PP Interest, such Disposition may not occur and PP and the PP Interest shall again be subject to the restrictions contained in this Section 4.4(c).

          (d)    Delivery to the Company. The Company shall not recognize for
                 -----------------------
any purpose any purported Disposition of a Membership Interest unless and until all applicable laws, including securities laws, with respect to the Disposition have been complied with and the other applicable provisions of this Section 4.4 have been satisfied and the Committee has received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition and the Person to which the Membership Interest is transferred, (ii) including the notice address of any Person to be admitted to the Company as a Substitute Member and such Person's agreement to be bound by this LLC Agreement in respect of the Membership Interest being obtained, (iii) setting forth the Membership Interest after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest is transferred, and (iv) containing a warranty and representation that the Disposition was made in accordance with all applicable laws and regulations. Each Disposition and, if applicable, admission complying with the provisions of this Section 4.4(d) shall be effective as of the first day of the calendar month immediately succeeding the month in which the requirements of this Section 4.4 have been met.

          (e)    Status as a Member.  Upon compliance with the other applicable
                 ------------------
requirements of this Section 4.4, the transferee shall be deemed a "Member" for the purposes of this LLC Agreement and a party to this LLC Agreement, and shall have the rights and be subject to the obligations of a Member hereunder and a party hereto with respect to the Membership Interest held by such transferee.

          (f)    Costs. The Member effecting a Disposition and any Person
                 -----
admitted as a Substitute Member in connection therewith shall pay, or reimburse the Company for, all reasonable costs incurred by the Company in connection with the Disposition (including, without limitation, any legal fees incurred in connection with the consideration of the implications thereof under applicable securities laws, the Code and other laws) on or before the tenth day after the receipt by that Person of the Company's invoice for the amount due.


                                   ARTICLE V
                             CAPITAL CONTRIBUTIONS

          Section 5.1  Initial Contributions.  GEOSP has previously contributed
                       ---------------------
$10,000 cash to the capital of the Company.

          Section 5.2  Additional Members.  Each Additional Member shall make
                       ------------------
the Capital Contribution determined by the Members to be made by such Additional Member at the time such Additional Member is admitted as a Member of the Company in accordance with Section 4.2 of this LLC Agreement.

          Section 5.3  Guarantees.  Should guarantees be required by Customers
                       ----------
to support the contracts entered into by the Company, then the Company shall, to the extent reasonably possible, arrange such guarantees with its own resources. Where necessary, and subject to mutual written agreement on a case by case basis, the Members may, but shall not be obligated to, guarantee the contracts in proportion to their respective interests in the Company.

          Section 5.4  Return of Contributions.  No Member is entitled to the
                       -----------------------
return of any part of its Capital Contributions or to interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member.

          Section 5.5  Member Affiliate Loans.
                       ----------------------

          (a) GEOSP shall arrange for its Affiliate, GE, to provide, during the period ending December 31, 2000, in the form of loans to the Company (i) capital to fund the Company's purchase of [***] of Pre-Commercial Units in accordance with the Distributor Agreement, and (ii) additional capital as required to fund the Company's operations, in accordance with the Distributor Agreement, in an amount not to exceed $8,000,000. The loans shall be made to the Company pursuant to the terms of a non-recourse promissory note substantially in the form attached to this LLC Agreement as Exhibit 6. The loans referred to in this subsection (b) shall be conditioned upon (i) PP's materially complying with the terms and conditions of the Distributor Agreement so that no event of termination thereunder has occurred, and (ii) PP's remaining on schedule for a January 1, 2001 commercial release of the Products. Within 60 days of the effective date of this Agreement, the Members will mutually agree to a product development schedule for the period ending December 31, 2000, that will include milestones and objective measures of progress towards the January 1, 2001 Product release. The Members will meet not less than quarterly for the purpose of evaluating PP's compliance with the product development schedule. In the event that GEOSP determines, in good faith, that PP is not in material compliance with the product development schedule, GEOSP may after 120 days' written notice to PP (with such notice not to be given earlier than January 1, 2000), terminate this LLC Agreement if such noncompliance remains uncured.

          (b) In the event that further capital, in addition to that referred to in subsection (a) above, is required by the Company in order to meet any obligation or pay any liability of the Company, the Company may borrow such required capital from any Person, including any Member or any Affiliate of a Member, on such commercially reasonable terms as the Committee may determine; provided, that the Company shall offer to the Members the opportunity to lend such funds on such commercially reasonable terms pro rata in proportion to their respective Membership Interests. Any such transactions with Members or their Affiliates are subject to Section 7.1(b).


                                  ARTICLE VI
                    PROFITS, LOSSES, ACCOUNTING, TAXES AND
                                 DISTRIBUTIONS

          Section 6.1  Allocation of Profits and Losses.  Except as otherwise
                       --------------------------------
provided in and subject to the provisions of Exhibit 2 to this LLC Agreement, Profits (including items of income and gain) and Losses (including items of expense, deduction and loss) of the Company for each Fiscal Year shall be determined as of the end of the Fiscal Year and shall be allocated to each Member pro rata in accordance with its Membership Interest.

          Section 6.2  Books; Fiscal Year.
                       ------------------

          (a) The Company shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The Company's financial statements shall be kept on the accrual basis and in accordance with GE General Accounting Policies (as they may be modified from time to time) and GAAP, consistently applied. The Company's financial statements shall be audited annually by independent public

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

accountants selected by the Committee. The fact that such independent public accountants may audit the financial statements of one or more of the Members or their Affiliates shall not disqualify such accountants from auditing the Company's financial statements.

          (b) The fiscal year of the Company (the "Fiscal Year") shall be the calendar year (or such other 12-month period as the Committee may select) or, if applicable, that shorter period within the calendar year (or such other period) during which the Company had legal existence.

          (c) The Company shall prepare and distribute to each Member unaudited quarterly financial statements (including, without limitation, current Capital Account balances), prepared in accordance with Section 6.2(a). Such quarterly financial statements shall be distributed to the Members within a time that will permit, and shall provide such information concerning the operations of the Company as may be required for, the Members to prepare and timely file with the Securities and Exchange Commission their quarterly financial statements.

          (d) At a minimum, the Company shall keep at its principal executive office such books and records as may be required by the Act and such other books and records as are customary and usual for businesses of the type engaged in by the Company.

          (e) Each Member or its duly authorized representatives shall have the right, during normal business hours and in accordance with the Act, to inspect and copy the Company's books and records at the requesting Member's expense.

          Section 6.3  Capital Accounts.
                       ----------------

          (a) There shall be maintained a Capital Account for each Member in accordance with this Section 6.3 and the principles set forth in Exhibit 2 attached to this LLC Agreement. The amount of cash or the fair market value of property contributed to the Company by each Member (including the property deemed contributed to the Company by PP pursuant to Section 3 of the Contribution Agreement), net of liabilities assumed by the Company from such Member or to which the contributed property is subject, shall be credited to such Member's Capital Account, and from time to time, but not less often than at the end of each Fiscal Year, the allocations to each Member of Profits and Losses (including any special allocations made pursuant to the provisions of Exhibit 2) and the fair market value of property distributed to each Member, net of liabilities assumed by the Member or to which the property distributed is subject, shall be credited or debited to such Member's Capital Account. The determination of Members' Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and the applicable regulations thereunder.

          (b) Except as otherwise specifically provided in this LLC Agreement or any Ancillary Agreement, no Member shall be required to make any further contribution to the capital of the Company to restore a loss, to discharge any liability of the Company or for any other purpose, nor shall any Member personally be liable for any liabilities of the Company or of any other Member, except as provided by law.

          (c) Immediately following a permitted transfer of any Membership Interest, the Capital Account of the transferee Member shall equal the Capital Account of the transferor Member attributable to the transferred Membership Interest and such Capital Account shall not be adjusted to reflect any basis adjustment under Section 743 of the Code.

          (d) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable regulations thereunder as more fully described in Exhibit 2.

          Section 6.4  Tax Returns.  The Members, through the Committee, shall
                       -----------
cause to be prepared and filed all necessary federal and state income tax returns for the Company. Such tax returns shall be prepared by the Tax Matters Partner, as defined in Section 6.5. In preparing the tax returns for the Company, the Tax Matters Partner shall at all times act reasonably and in good faith taking into account the interests of all Members. The Tax Matters Partner shall permit any Member upon request reasonable opportunity to review the content of all tax returns at least 45 days prior to filing. The Tax Matters Partner shall be reimbursed, at cost, by the Company for any and all expenses incurred on behalf of the Company by the Tax Matters Partner while acting in its capacity as Tax Matters Partner. Each Member shall furnish to the Committee all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. Neither the Company, the Committee nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this LLC Agreement shall be construed to sanction or approve such an election.

          Section 6.5  Tax Matters Partner.  GEOSP shall be the "Tax Matters
                       -------------------
Partner" of the Company within the meaning of Section 6231(a)(7) of the Code and shall act in any similar capacity under applicable state, local or foreign law (in such capacity, the "Tax Matters Partner"). The Tax Matters Partner shall take such action as may be reasonably necessary to constitute each of the other Members a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Partner shall notify the other Members of all material matters that come to its attention in its capacity as Tax Matters Partner. The Tax Matters Partner will give the other Members not less than 15 days' prior notice as to any action to be taken or of any decision not to take action with respect to any such material matter. In acting in its capacity as Tax Matters Partner, GEOSP shall at all times act reasonably and in good faith, taking into account the interests of all Members.

          Section 6.6  Distributions.  Except to the extent prohibited by
                       -------------
applicable law and provided that the Company has positive cash flow from operations (after repayment of amounts due under loans made to the Company by a Member or an Affiliate of a Member, including, without limitation, as provided for in the Promissory Note) and the ability to continue its business without incurring additional debt, the Members, through the Committee, shall cause the Company to distribute available cash to each Member, on or prior to March 31 of each year, pro rata in proportion to its Membership Interest.

          Section 6.7  Withdrawals.  No Member shall be entitled to make
                       -----------
withdrawals from its Capital Account.

                                  ARTICLE VII
                        MANAGEMENT; CONDUCT OF BUSINESS

          Section 7.1  Management by Committee.
                       -----------------------

          (a) The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members. In managing the business and affairs of the Company and exercising its power, the Members shall act through their representatives on the Committee as described in Section 7.2. Any Member who binds or obligates the Company for any debt or liability or causes the Company to act, except in accordance with the immediately preceding sentence, shall be liable to the Company for any such debt, liability or act. Decisions or actions taken by Members in accordance with this LLC Agreement (whether through the Committee or otherwise) shall constitute decisions or actions by the Company and shall be binding on each Member (in its capacity as such).

          (b) Except as hereinafter provided, all decisions and actions of the Company shall require the approval of a majority of the Committee members meeting in accordance with Article VIII. Notwithstanding the foregoing provisions of this Article VII, the following actions (collectively, "Supermajority Transactions") shall require the consent of five (5) Committee members:

          (i) any merger/acquisition or sale or purchase of any material assets which are greater than 20% of the fair value of the total assets of the Company;

          (ii) any transaction with a Member or its Affiliates, except as expressly provided for in this LLC Agreement or in the Ancillary Agreements;

          (iii)  changes, modifications and/or amendments to the Strategic Plan;

          (iv) approval of the Company's annual Operating Plan only if the aggregate expenditures for such Operating Plan differs by a material amount (e.g., greater than or equal to 20%) from the Strategic Plan;

          (v) any amendment to the Company's Certificate of Formation, this LLC Agreement, or any of the Ancillary Agreements;

          (vi) the entering into of any contract valued at more than $10 million; and

          (vii) the issuance or repurchase of Membership Interests or admission of additional Members in accordance with Section 4.2.

          Section 7.2  Establishment of the Committee.
                       ------------------------------

          (a) GEOSP and PP hereby establish the Committee. The Committee shall consist of seven members, three appointed by each of GEOSP and PP and a seventh member, who shall be the

Company's President and who shall be selected in accordance with Section 7.3(a) and treated for all purposes of this LLC Agreement as being appointed to the Committee by GEOSP. At any time the Company does not have a President, GEOSP may designate the seventh member, who shall serve until a President is appointed in accordance with Section 7.3 of this LLC Agreement. The Chairman of the Committee shall be designated by GEOSP from among the members of the Committee appointed by GEOSP, and the Vice-Chairman of the Committee shall be designated by PP from among the members of the Committee appointed by PP. The members of the Committee shall serve at the pleasure and on behalf of the party that appointed such member, until such member resigns or is removed by the party that appointed such member. All such members shall be officers, directors or employees of a Member or the Company. A member of the Committee may be removed, with or without cause, only by the party that appointed such member.

          (b) The Members shall act through their representatives on the Committee in the manner set forth below. Except as described in Section 7.1(b), decisions by the Committee will require majority approval of a quorum of the Committee members.

          (c) Each Member shall designate its representatives on the Committee to the other Members in writing, and such designation shall remain in effect until the revocation of such designation has been made in writing. Such writing will be signed by the chief executive officer of PP in the case of PP and by the president of GEOSP in the case of GEOSP.

          Section 7.3  Officers.
                       --------

          (a) The Company shall hire as its President such individual as may be designated from time to time by GEOSP for the compensation and on the other terms and conditions designated by GEOSP. The President shall be vested by the Committee with all necessary powers to conduct the normal business of the Company. The President will be removed at the request of GEOSP with or without cause at any time. Except as otherwise agreed to by GEOSP and PP, other primary management functions of the Company shall be assigned by the President.

          (b) The Committee may appoint such other officers as it may determine from time to time. Except as otherwise agreed, each officer of the Company shall hold office at the pleasure of the Committee, and the Committee may remove any officer at any time, with or without cause. If appointed by the Committee, the officers shall have the duties assigned to them by the Committee.

          Section 7.4  Conduct of Business.  Except as otherwise specifically
                       -------------------
provided in this LLC Agreement, the Committee shall have the authority to, and shall, conduct the affairs of the Company on behalf of, and as representatives of, the Members. The Committee shall conduct the Company's business and affairs pursuant to, and in accordance with, the Strategic Plan and annual Operating Plan in Exhibit 3 attached hereto and any other goals established by the Committee. The Committee shall review the Strategic Plan and Operating Plan not less frequently than annually and shall establish goals consistent therewith for the next Fiscal Year, not later than three months prior to the commencement of each Fiscal Year, in accordance with the requirements of Section 7.1(b)(iv). The Committee may delegate to such officers as it may appoint from time to time the authority to conduct the day-to-day operations of the Company's business. The Company hereby adopts, and the Committee shall cause the Company to be operated in accordance with, the GE Company Policies, attached hereto as Exhibit 4, and policies consistent with applicable laws, including but not limited to U.S. export control laws. In carrying out their responsibilities, the Committee members and officers of the Company shall be indemnified by the Company to the fullest extent allowed by Delaware law.

          Section 7.5  Conflicts of Interest.  Subject to the other express
                       ---------------------
provisions of this LLC Agreement, particularly Section 9.3, each Member and its respective Committee members and Affiliates may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate in such other business ventures. Subject to Section 7.1(b)(ii) of this LLC Agreement and the provisions of any Ancillary Agreement, the Company may transact business with any Member, their Affiliates and their respective directors, officers, employees and agents, provided the terms of those transactions are substantially comparable to those the Company could obtain from unrelated third parties.

          Section 7.6  Employment and Secondment Matters.  The Members agree as
                       ---------------------------------
to certain employment and employee secondment matters as set forth on Annex C.


                                 ARTICLE VIII
                           MEETINGS OF THE COMMITTEE

          Section 8.1  Regular and Special Meetings.  Regular meetings of the
                       ----------------------------
Committee shall be held at such times and places, within or without the State of Delaware, as the Committee may from time to time determine. Special meetings of the Committee may be called by any four Committee Members, and shall be held at such times and places, within or without the State of Delaware, as may be specified in such call.

          Section 8.2  Notices of Meetings.  Notice of the time and place of
                       -------------------
each meeting of the Committee shall be given to each Committee member by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting (unless a Supermajority Transaction is proposed for consideration) and may be given in any manner or method and at such time so that the Committee member receiving it may have reasonable opportunity to participate in the meeting. The giving of notice shall be deemed to have been waived by any Committee member who shall participate in such meeting and may be waived, in writing, by any Committee member either before or after such meeting.

          Section 8.3  Quorum.  Six Committee members shall constitute a quorum
                       ------
for the transaction of business by the Committee. Whenever less than a quorum is present at the time and place appointed for any meeting of the Committee, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present.

          Section 8.4  Action by Written Consent or Telephone Conference.  Any
                       -------------------------------------------------
action permitted or required by the Act or this LLC Agreement to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the members of the Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Committee. Subject to the requirements of the Act or this LLC Agreement, members of the Committee may participate in and hold a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all participants can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 8.5  Substitute Committee Members.  If a Committee member is
                       ----------------------------
unavailable for any particular Committee meeting, the Member that appointed such Committee member shall have the right to appoint a substitute Committee member for such meeting.


                                  ARTICLE IX
                             ADDITIONAL COVENANTS

          Section 9.1  Public Announcements, Etc.  The Members shall consult
                       -------------------------
with each other before issuing any press release or making any public statement with respect to this LLC Agreement or the organization of the Company and, except as may be required by Applicable Law or any national or international securities exchange, will not issue any such press release or make any such public statement without the consent of both Members. Notwithstanding the foregoing, no provision of this LLC Agreement shall relieve a Member from any of its obligations under Section 9.2.

          Section 9.2  Confidentiality.  The Members agree to follow, and to
                       ---------------
cause the Company to follow, the following requirements regarding confidentiality:

          (a) Each Member and the Company (each, for purposes of this Section 9.2, a "Party") expects to furnish to one or more of the other Parties certain confidential information which will constitute trade secrets or other proprietary business or technical information belonging to the disclosing Party (including, but not limited to, components, processes, financial information, drawings, specifications and other data, whether in written, printed, oral or other form) and will be marked "Confidential" or "Proprietary" (such information is hereinafter referred to as "Confidential Information") at the time it is disclosed. Oral information which is confidential or proprietary shall be reduced to writing by the disclosing Party within ten (10) working days after disclosure, which writing shall specifically reference the date of disclosure and otherwise conform to the requirements of this paragraph. Any information which is disclosed in any other manner shall be deemed to be non-confidential. The receiving Party shall not disclose Confidential Information to anyone except its employees who have a need to know such Confidential Information in order to perform their work and shall inform such individuals of the confidential nature of the Confidential Information. Subject to the provisions of subsection (b), below, the receiving Party shall use the Confidential Information only for the purpose of such work and shall use efforts to protect the confidentiality of such Confidential Information commensurate with those which it employs for the protection of its own confidential information, but it shall not be liable for unauthorized revelations of such Confidential Information which occur in spite of such efforts.

          (b) Notwithstanding the provisions of subsection (a) above, (i) the receiving Party shall not be subject to any restriction hereunder with respect to any part of such Confidential Information which appears in issued patents or publications, which is known or becomes generally known to the relevant public through no fault of the receiving Party, which is independently generated by the receiving Party without use of the Confidential Information, which is furnished to others by the disclosing Party without restriction on disclosure, which was or becomes known to the receiving Party through other sources free of any confidentiality restriction, which must be disclosed by requirements of law or valid legal or regulatory process, in which case the Party intending to make such disclosure shall notify the Party which designated the material as confidential in advance of any such disclosure and reasonably cooperate with any attempt to maintain the confidentiality of such materials; and (ii) any and all restrictions with respect to Confidential Information provided hereunder will expire three (3) years after the date that such Confidential Information is disclosed to the receiving Party.

          (c) When one Party no longer desires to use the Confidential Information of another Party, it shall return to the other Party any such Confidential Information and shall destroy all copies of such Confidential Information with the exception of one copy which may be retained exclusively for the purpose of documenting the disclosures made hereunder.

          (d) The Company will restrict access to any Confidential Information made available or disclosed by a Member to the Company hereunder only to those employees of the Company with a need to know such information in performance of their jobs with the Company.

          Section 9.3  Protection of Business.  In consideration of the
                       ----------------------
respective benefits of this LLC Agreement to the Members, and subject to the terms and conditions of the Distributor Agreement, a form of which is attached hereto as Exhibit 9, the Members hereby covenant and agree that during the term of this LLC Agreement

          (a) PP and its Affiliates will not compete with the Company, directly or indirectly, in the Territory, for the sale of Products, Pre-Commercial Units, and Test & Evaluation Units, and the provision of Services, so long as, and to the extent that, the Company is PP's exclusive distributor in the Territory under the Distributor Agreement (except for sales of Test & Evaluation Units and Pre-Commercial Units to federal, state, municipal and other governmental entities, the Gas Research Institute, Electric Power Research Institute, and such other industry groups mutually agreed to by SUPPLIER and DISTRIBUTOR, to the extent such entities and groups are purchasing the units for their research and development, as opposed to purchasing the units for resale);

          (b) GEOSP shall not sell PEM Fuel-Cell Powered Generator Sets, replacement parts, upgrades, accessories, and improvements that compete with the Products and Pre-Commercial Units in the Territory, directly or through any Person other than the Company, provided that the Products are competitive, as determined pursuant to this subsection (b), with non-PP manufactured PEM Fuel Cell-Powered Generator Sets. If GEOSP determines, in good faith, that the Products are not competitive, then PP will be allowed a period of 12 months to make the Products competitive, after which, if the products are still not competitive, GEOSP shall not be bound by the non-compete provisions of this subsection (b) and/or GEOSP may terminate this LLC Agreement. If GEOSP decides, in accordance with this subsection (b), to sell PEM Fuel-Cell Powered Generator Sets, replacement parts, upgrades, accessories, and improvements that compete with the Products and Pre-Commercial Units in the Territory directly or through any other Person, then either Member may terminate this LLC Agreement. GEOSP will consider the following factors, in good faith and as a whole, in determining whether the Products are competitive: (i) the wholesale price of Products is no more than 5% greater than such price for non-PP manufactured PEM Fuel Cell-Powered Generator Sets; (ii) the lifetime end user cost per kWh generated by the Products is no more than 5% greater than that for non-PP manufactured PEM Fuel Cell-Powered Generator Sets, where end user cost per kWh will be calculated as the wholesale price plus installation, lifetime operations and maintenance cost, divided by the kWh consumption over the operating life;
(iii) the Product's emissions (NOx and CO measured in parts per million), noise (in Db), and size (in cubic feet) are no more than 10% greater than that for non-PP manufactured PEM Fuel Cell-Powered Generator Sets; and (iv) the Product's reliability is no more than 5% worse than that for non-PP manufactured PEM Fuel Cell-Powered Generator Sets.

Notwithstanding the preceding paragraph of subsection (b), for any particular year beginning in "2001" (as defined in Schedule D of the Distributor Agreement), if the Company achieves at least 50% of its Major Market Sales Commitment (as defined in Schedule D of the Distributor Agreement) in any Major Market in any year, then the Products will be deemed to be competitive in such Major Market for such year. Notwithstanding the failure of the Company to achieve at least 50% of its Major Market Sales Commitment in any Major Market for such year, if the Company achieves at least 66% of its Global Sales Commitment (as defined in Schedule D of the Distributor Agreement) for such year, then the Products will be deemed to be competitive for the entire Territory for such year. In any part of the Territory outside of the Major Markets, the Products shall be deemed competitive for such part of the Territory for such year if the Company achieves at least 50% of its Global Sales Commitment for such year.

          Section 9.4  Promotion of the Company.  GEOSP and PP will use all
                       ------------------------
reasonable efforts to (a) promote the use of the Products, Pre-Commercial Units, and Services in the Territory, (b) support the Company in obtaining government authorizations as may be necessary or appropriate to operate the Company, and
(c) make available support in conducting the day to day operations of the Company, including but not limited to administration, sales support, warehousing administration, and financial planning and budgeting; provided, that all such
                                                      --------
efforts shall be in accordance with this LLC Agreement and the Ancillary Agreements. This Section will not be construed to expand either party's obligations in respect of matters specifically addressed elsewhere in this LLC Agreement or in any Ancillary Agreement.

          Section 9.5  Ethical and Environmental Standards.  Each Member shall
                       -----------------------------------
ensure that all actions on its behalf in connection with the Company are in compliance with the highest ethical standards. In particular, each party shall ensure that no money or anything of value (such as a bribe or kickback) is offered, given or authorized to be given, directly or indirectly, to a customer or government official to influence or reward action or inaction with regard to the Company. GEOSP shall have the right to cause an environmental baseline study to be prepared, at the Company's cost, for any facilities to be used by the Company.

          Section 9.6  Tax Matters.  The Members agree to cooperate to structure
                       -----------
the operation of the Company in a manner which enables each party and the Company to optimize its tax position with respect to the joint venture. If during the course of the operation of the Company, United States tax laws change so as to have a significant impact on either of the Members or the Company, the Members agree to cooperate to make such mutually acceptable changes to this LLC Agreement insofar as allowed under law as will enable the affected party to optimize its tax position resulting from the change in the law.

          Section 9.7  Other Covenants.
                       ---------------

          (a) PP will train sufficient personnel in the Company, PP, GEOSP and GEOSP's Affiliates as may be needed in the conduct of the Company's operations, at terms and prices mutually agreed to between PP and the Company.

          (b) The Company will use its best efforts to hire marketing, sales, and service personnel and/or contract with third parties to market and sell Products and Pre-Commercial Units in the manner that its Affiliates market and sell similar products, and to provide Services to ensure a level of customer service consistent with that provided for other GE-branded products, taking into consideration the sales volumes of Products and Pre-Commercial Units.

          (c) Each Member's patents, trademarks, trade names, inventions, copyrights, know-how, trade secrets, licensed rights or other intellectual property rights ("Intellectual Property") now in existence or hereafter lawfully
                                       -
acquired or developed by such Member shall not be deemed to be transferred to any other Member or to the Company by virtue of this LLC Agreement. Notwithstanding the foregoing provisions of this Section 9.7(c), GEOSP hereby grants to PP a perpetual non-exclusive, non-transferable, irrevocable, royalty-free, fully paid up license to use Product information regarding market size, demographics, demand, segmentation, design parameters sought by the market, and contact information (names, addresses, telephone numbers) for customers, resellers, service providers, code bodies, and similar information acquired or developed by the Company under this LLC Agreement.

          Section 9.8  Further Assurances.  Subject to the terms and conditions
                       ------------------
of this LLC Agreement, each Member will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law and otherwise to consummate the transactions contemplated by this LLC Agreement and to refrain from taking any action that would prevent or delay the consummation of the transactions contemplated by this LLC Agreement. The Members will execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonable and necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this LLC Agreement.

          Section 9.9 Ancillary Agreements.  Contemporaneously with or prior to
                      --------------------
the execution of this LLC Agreement, the Members, as applicable, shall enter into or have entered into, or shall cause or have caused their Affiliates, as applicable, to enter into, the Ancillary Agreements. The termination of an Ancillary Agreement, without substitution with an agreement acceptable to the Members, shall result in termination of this LLC Agreement pursuant to Section 10.2.

                                   ARTICLE X
                  DISPUTES; TERMINATION OF THIS LLC AGREEMENT

          Section 10.1  Resolution of Disputes. If there shall exist a dispute
                        ----------------------
between the Members relating to approval of any Supermajority Transaction which substantially impairs the Company's ability to operate and flourish in a manner consistent with that anticipated by this LLC Agreement or substantially constrains the Company's prospects, the Members shall negotiate in good faith for a period of thirty (30) days in an effort to resolve the dispute. If such negotiations are not successful, either party shall have the right and option to notify the other party that the provisions of this Section 10.1 shall be invoked (the "Dispute Notice"). If a Dispute Notice is given and if requested by either party within 10 days thereafter, the Members shall submit the matter in dispute to the chief executive officer of GEOSP and the chief executive officer of PP for their review and resolution in such manner as they deem necessary or appropriate. The Committee will be bound by any resolution reached by the officers to whom such matter is submitted. If such officers cannot resolve such matter within 30 days after submission to them, then this LLC Agreement shall terminate.

          Section 10.2  Termination.
                        -----------

          (a) This LLC Agreement may be terminated by either GEOSP or PP by giving 30 days' notice if (i) the other party is in Material Breach, or (ii) the Distributor Agreement or any other Ancillary Agreement is terminated and not replaced.

          (b)     This LLC Agreement shall automatically be terminated upon:

                  (i)   the written consent of all Members; or

                  (ii) the sale, exchange or other disposition of all or substantially all of the assets of the Company.

          (c) This LLC Agreement may be terminated in accordance with the provisions of Sections 5.5(a), 9.3(b), and 10.1 of this LLC Agreement.

          Section 10.3  Effect of Termination.  If this LLC Agreement is
                        ---------------------
terminated, the Members shall have no further obligations hereunder, except that the provisions of Sections 9.1 and 9.2 shall survive the termination of this LLC Agreement. The Members will have additional obligations upon the termination of the Distributor Agreement, as set forth therein.

          Section 10.4  Survival of Representations and Warranties.
                        ------------------------------------------
Notwithstanding any investigation made by GEOSP, PP or the Company, or such Member's or the Company's representative, with respect to the representations or warranties of the other party, the representations and warranties of the Members contained in this LLC Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until the third anniversary of the execution hereof or (i) in the case of paragraphs 1, 2, 4 and 7 of Annex B, indefinitely, and (ii) in the case of paragraphs 5, 8 and 9 of Annex B, until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 10.5 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. All covenants and agreements contained in this LLC Agreement shall survive until fully performed in accordance with their terms.

          Section 10.5  Indemnifiable Claims.  Subject to the limitations set
                        --------------------
forth in any Ancillary Agreement, the Members agree to the following indemnifications and procedures:

          (a)     Indemnification by the Members.  Each Member hereby agrees to
                  ------------------------------
indemnify the other Members and the Company (without duplication) and their respective Affiliates, directors, officers and employees against, and agree to hold them harmless from, any and all Damages incurred or suffered by any of them as a result of claims by third parties arising out of or related in any way to
(i) any misrepresentation or breach of any representation or warranty made by the Members in this LLC Agreement, and (ii) the breach or non-performance of any covenant or obligation required by this LLC Agreement to be performed or observed the Member, provided, however, that no Member shall be required to pay
                     --------  -------
any Damages arising under clause (i) of this Section 10.5(a) unless and until the aggregate amount of such Damages attributable to such Member shall reach $25,000, at which time such Member shall become responsible for all such Damages (including the initial $25,000); and provided further, that the indemnification
                                     -------- -------
obligations of the Members hereunder shall each be limited to $1,000,000. The foregoing indemnification shall not in any manner limit a Member's legal remedies against the other Member under applicable law.

          (b)     Waiver of CERCLA Defense.  The Members, on behalf of
                  ------------------------
themselves and their respective Affiliates, and the Company expressly waive any claim or defense that the indemnifications contained in this LLC Agreement or in the Ancillary Documents are unenforceable under Section 107(e) of CERCLA.

          (c)     Notice.  Each party to this Agreement agrees to give prompt
                  ------
notice to the other parties to this Agreement of the assertion of any claim, or the commencement of any suit, action or proceeding brought by a Person that is not a party to this Agreement ("Indemnified Claims") in respect of which the Members, the Company or their respective Affiliates, or their respective directors, officers, employees or agents seek indemnity under Section 10.5(a), after such Member of the Company becomes aware of the facts giving rise to such Indemnified Claim. The failure of any party to provide notice pursuant to this
Section 10.5(d) shall not constitute a waiver of that party's claims to indemnification pursuant to Section 10.5 in the absence of material prejudice to the party that did not receive such notice. Any such notice to a party shall be accompanied by a copy of any papers theretofore served on the notifying party in connection with the Indemnified Claims.

          (e)     Defense and Settlement of Claims.
                  --------------------------------

                  (i)      Assumption of Defense. Upon receipt of notice from a
                           ---------------------
     party seeking and entitled to indemnification (an "Indemnified Party") pursuant to this Agreement, the party or parties against whom indemnification is sought (an "Indemnifying Party") will, subject to the provisions of Section 10.5(e)(ii), assume the defense and control of such Indemnified Claims but shall allow the Indemnified Party or Parties a reasonable opportunity to participate in the defense thereof with its or their own counsel and at its or their own expense. The Indemnifying Party shall (A) select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party or Parties, (B) take all steps necessary in the defense or settlement thereof and (C) at all times diligently and promptly pursue the resolution thereof. The Indemnified Party or Parties shall, and shall cause each of their respective Affiliates and their respective directors, members, officers, employees, and agents to, cooperate fully with the Indemnifying Party in the defense of any Indemnified Claim.

               (ii)      Settlement of Claims.  The Indemnifying Party shall be
                         --------------------
     authorized to consent to a settlement of, or the entry of any judgment arising from, any Indemnified Claims, without the consent of any Indemnified Party; provided, that the Indemnifying Party shall (A) pay or
                        --------
     cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof, (B) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party's business, (C) obtain, as a condition of any settlement or other solution, a complete release of each Indemnified Party and (D) provide to the Indemnified Party notice of the proposed settlement prior to such settlement.


                                  ARTICLE XI
            DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

          Section 11.1  Dissolution.  The Company shall be dissolved and its
                        -----------
affairs wound up on the first to occur of the following:

          (a)     the Members shall agree in writing to dissolve the Company;

          (b) any Member shall become a Bankrupt Member or dissolve, or there shall occur any other event (other than a transfer of a Membership Interest in accordance with Article IV or Article X) that terminates the continued membership in the Company of any Member;

          (c) the entry of a decree of judicial dissolution of the Company under (S) 18-802 of the Act; and

          (d)     the termination of this LLC Agreement.

          Section 11.2  Liquidation and Termination.  On dissolution of the
                        ---------------------------
Company, the Committee shall appoint as liquidator one or more Persons that are not affiliated with the Members. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided in this LLC Agreement and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of a Required Interest. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the liquidator to minimize any losses resulting from liquidation. The liquidator, as promptly as possible after dissolution and again after final liquidation, shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable, and shall apply the proceeds of liquidation as set forth in the remaining sections of this Article XI.

          Section 11.3  Payment of Debts.  The assets shall first be applied to
                        ----------------
the payment of the liabilities of the Company (other than any loans or advances that may have been made by Members to the Company) and the expenses of liquidation.

          Section 11.4  Debts to Members.  The remaining assets shall next be
                        ----------------
applied to the repayment of any loans made by any Member or Member Affiliate to the Company.

          Section 11.5  Remaining Distribution.  The remaining assets shall then
                        ----------------------
be distributed to the Members in the following order:

          (a) If non-cash property of the Company is to be distributed, the fair market value of such property as of the date of dissolution shall be determined by the Members pursuant to Part B.7(a) of Exhibit 2 using such reasonable methods of valuation as they may adopt. Such property shall be deemed to have been sold as of the date of dissolution for such fair market value, and the Capital Accounts of the Members shall be adjusted prior to the distribution of such property pursuant to Article VI of this LLC Agreement to reflect the manner in which gain or loss which would have been realized by the Company as a result of such deemed sale would have been allocated under Article VI and
Exhibit 2 of this LLC Agreement.

          (b) Distributions shall be made according to the positive balance(s) (if any) of the Members' Capital Accounts (as determined after taking into account all Capital Account adjustments for the Company's Fiscal Year during which the liquidation occurs), either in cash or in kind, as determined by the Committee, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 11.5(a). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Treas. Reg. (S) 1.704-1(b)(2)(ii)(b)(2).

          (c) Notwithstanding anything to the contrary in this LLC Agreement, upon a liquidation within the meaning of Treas. Reg. (S) 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all Fiscal Years, including the year during which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of such Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

          Section 11.6  Reserve. Notwithstanding the provisions of Sections 11.4
                        -------
and 11.5, the liquidator may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Company, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article XI.

          Section 11.7  Final Accounting.  Each of the Members shall be
                        ----------------
furnished with a statement prepared by the Company's certified public accountants, which shall set forth the assets and liabilities of the

Company as of the date of the complete liquidation. Upon the compliance by the liquidator with the foregoing distribution plan, the liquidator shall execute and cause to be filed a certificate of cancellation and any and all other documents necessary with respect to termination and cancellation of the Company under the Act.


                                  ARTICLE XII
                                 MISCELLANEOUS

          Section 12.1  Relationship of the Members.  The relationship of the
                        ---------------------------
Members shall be limited solely to the purpose and scope of the Company as expressed in this LLC Agreement and in the Ancillary Agreements. This LLC Agreement shall not constitute the appointment of either party to this LLC Agreement as the legal representative or agent of the other party. Neither party to this LLC Agreement shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party to this LLC Agreement. Except as may be specifically provided in this LLC Agreement or any Ancillary Agreement, neither the Company nor either party shall assume or be responsible for any liability or obligation of any nature of, or any liability or obligation that arises from any act or omission to act of, any other party however or whenever arising.

          Section 12.2  Performance by the Company.  The Members shall cause the
                        --------------------------
Company to perform the obligations on the Company's part to be performed by it under this LLC Agreement and the Ancillary Agreements.

          Section 12.3  Agreement for Further Execution.  At any time or times
                        -------------------------------
upon the request of the Committee or either Member, each Member agrees to sign and swear to any certificate, any amendment to or cancellation of such certificate, acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of the State of Delaware, or any other jurisdiction in which the Company does, or proposes to do, business. This Section 12.3 shall not prejudice or affect the rights of the Members to approve certain amendments to this LLC Agreement pursuant to Section 12.5.

          Section 12.4  Notices.  All notices, requests and other communications
                        -------
to any party or to the Company hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given,

if to GEOSP:             GE On-Site Power, Inc.
                         One River Road
                         Schenectady, NY  12345
                         Attention: President
                         Telecopy:  (518) 385-5704

with a copy to:          GE Power Systems
                         One River Road
                         Schenectady, NY  12345
                         Attention: General Counsel
                         Telecopy: (518) 385-4725
if to PP:           Plug Power, L.L.C.
                    968 Albany-Shaker Road
                    Latham, NY  12110
                    Attention: President and CEO
                    Telecopy: (518) 782-7914

or to such other address or telecopy number and with such other copies, as such party may hereafter specify by notice to the other parties. Each such notice, request or other communication shall be effective upon receipt, provided that if the day of receipt is not a Business Day then it shall be deemed to have been received on the next succeeding Business Day.

          Section 12.5  Amendments; No Waivers.
                        ----------------------

          (a) Any provision of this LLC Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all the Members, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege under this LLC Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this LLC Agreement provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 12.6  Successors and Assigns.  Neither party shall assign this
                        ----------------------
LLC Agreement or any of its rights in and to this LLC Agreement, except that GEOSP may, upon notice to PP, assign its rights in this LLC Agreement to an Affiliate of GE. Subject to the preceding sentence and other provisions hereof, the provisions of this LLC Agreement shall be binding upon and inure to the benefit of the Members and their respective permitted successors and assigns.

          Section 12.7  Governing Law.  The laws of the State of Delaware shall
                        -------------
govern the validity, interpretation, construction, performance, and enforcement of this LLC Agreement, provided that any provision of such laws (e.g., choice of law provisions) invalidating any provision of this LLC Agreement or modifying the intent of the Members as expressed in the terms of this LLC Agreement shall not apply. It is further agreed that any and all litigation relating to this LLC Agreement or the Company shall be brought in a state or federal court located within the State of New York; and each Member, for the purpose of all such litigation, hereby submits to the exclusive jurisdiction and venue of such courts.

          Section 12.8  Illegality and Severability.  If application of any one
                        ---------------------------
or more of the provisions of this LLC Agreement shall be unlawful under applicable law and regulations, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this LLC Agreement. Should any portion of this LLC Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

          Section 12.9   Counterparts; Effectiveness.  This LLC Agreement may be
                         ---------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this LLC Agreement were upon the same instrument. This LLC Agreement shall become effective when each party to this LLC Agreement shall have received a counterpart hereof signed by the other party to this LLC Agreement.

          Section 12.10  Entire Agreement.  This LLC Agreement and the Ancillary
                         ----------------
Agreements (and any other agreements contemplated hereby or thereby) constitute the entire agreement among the Members with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Members with respect to the subject matter hereof or thereof (including, without limitation, the Memorandum of Understanding of the Members dated July 2, 1998). No representation, inducement, promise, understanding, condition or warranty not set forth in this LLC Agreement has been made or relied upon by any party to this LLC Agreement. This LLC Agreement is not intended to confer upon any Person other than the Members and the Company any rights or remedies hereunder.

          Section 12.11  Captions.  The captions in this LLC Agreement are
                         --------
included for convenience or reference only and shall be ignored in the construction or interpretation hereof.

          Section 12.12  Expenses.  All costs and expenses incurred in
                         --------
connection with the transactions contemplated by this LLC Agreement shall be paid by the Member incurring such cost or expense, except as otherwise provided in this LLC Agreement or any Ancillary Agreement.

          Section 12.13  Limitation of Liability.  In no case will a Member be
                         -----------------------
liable to the other for special, incidental, or consequential damages, including, but not limited to, personal injury, property damage, loss of profit or revenues, or business interruption.


          IN WITNESS WHEREOF, the Members have hereunto set their hands on the day and year first above written.


                                    MEMBERS:
                                    -------


                                    GE ON-SITE POWER, INC.



                                    By: /s/ Ricardo Artigas
                                       -----------------------------------------
                                       Ricardo Artigas, President

                                    PLUG POWER, L.L.C.



                                    By: /s/ Gary Mittleman
                                       -----------------------------------------
                                       Gary Mittleman, President and CEO

                                                                         Annex A
                                                                         -------
                                  DEFINITIONS
                                  -----------


     (a)  Definitions.  The following terms, as used in this LLC Agreement or
          -----------
any Ancillary Agreement, unless otherwise specifically defined therein, have the following meanings:

          "Act" means the Delaware Limited Liability Company Act, Del. Stat.
(S)(S) 18-101 to 18-1107, inclusive, as in effect from time to time in the State of Delaware.

          "Additional Member" means any Person admitted as a Member of the Company after the date of original execution of this LLC Agreement in accordance with the provisions of Section 4.2 hereof.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person, except that an Affiliate of PP shall only include any Person directly or indirectly controlled by PP. As used herein, control shall mean the ownership, either directly or by attribution, of more than 50% of the combined voting rights attributable to the equity interests of a Person or the ability, either direct or indirect, to control the composition of the majority of the Board of Directors or comparable management body of a person.

          "Ancillary Agreements" means the Contribution Agreement, Promissory Note and Security Agreement, GE Trademark and Tradename Agreement, PP Trademark Agreement, and Distributor Agreement contemplated by and executed in connection with this LLC Agreement, forms of which are attached to this LLC Agreement as Exhibits 5 through 9, respectively.

          "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

          "Bankrupt Member" means any Member (i) that (A) makes an assignment for the benefit of creditors; (B) files a voluntary petition in bankruptcy; (C) is adjudged bankrupt or insolvent, or has entered against such Member an order for relief, in any bankruptcy or insolvency proceedings; (D) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the type described in subclauses (A) through (D) of this clause
(i); or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties; or (ii) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and ninety (90) days have expired without the appointment having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. (S)(S) 101 et seq.
                     -- ---

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

          "Capital Account" means, as to a Member, the account established and maintained for such Member pursuant to Article VI hereof.

          "Capital Contribution" means the amount in cash or the value of property contributed by each Member (or its original predecessor in interest) to the capital of the Company in exchange for such Member's interest in the Company.

          "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

          "Committee" means the committee established pursuant to Section 7.2 hereof.

          "Company" means "GE Fuel Cell Systems, L.L.C.," a Delaware limited liability company.

          "Contemplated Transactions" means the transactions contemplated by this LLC Agreement and the Ancillary Agreements.

          "Damages" means all assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives (with such amounts to be determined net of any resulting tax benefit and net of any refund or reimbursement of any portion of such amounts including, without limitation, reimbursement by way of third party insurance or third party indemnification) arising from or incurred in connection with any demand, claim, action, cause of action or proceeding.

          "Dispose," "Disposing," or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law).

          "Fair Market Value" means, with respect to a Membership Interest in the Company, the cash price that an unrelated party would pay for such Membership Interest, in light of all relevant factors in an arm's length transaction in which neither party is compelled to buy or sell. The Fair Market Value of Membership Interest in the Company shall be determined pursuant to the procedure set forth in the balance of this paragraph. Each party shall submit simultaneously to the other party a sealed proposal for the Fair Market Value within 30 days after the event which triggers the valuation. Following the delivery of the two proposals, the amounts of the two proposals shall be compared. If the lower of the proposals is equal to or more than 90% of the higher of the proposals, the Fair Market Value shall be deemed to be the average of the two proposals. If the lower of the proposals is more than 10% less than the higher of the two proposals, the parties shall negotiate in good faith to determine the Fair Market Value. If the parties cannot agree on the Fair Market Value within 30 days of the opening of the sealed proposals, the parties shall each appoint, within ten days after the end of such period, an investment banking firm or other firm with significant experience in the valuation of businesses, in either case, of recognized standing, which firms need not be independent of the Company, PP and GE. Such firms shall negotiate in good faith to determine the Fair Market Value. If the firms cannot agree on the Fair Market Value within 30 days after the latter of them to be appointed, the two firms shall, within 10 days after the end of such 30-day period, (i) appoint a third such firm with significant experience in the valuation of businesses, of recognized standing, and independent of the Company, PP and GE, and (ii) share the results of their valuation analysis with such third firm. The third firm shall determine the Fair Market Value within 45 days after being appointed. The determination of Fair Market Value by this third firm shall be final and conclusive. The parties shall share equally the costs of compensating all of the foregoing firms.

          "Fiscal Year" has the meaning set forth in Section 6.2(b) of this LLC Agreement.

          "GAAP" means generally accepted accounting principles.

          "GE Company Policies" means the corporate policy statements relating to compliance with law, GE's General Accounting Practices and other matters adopted and published by GE, which are attached to this LLC Agreement as Exhibit 4, as amended and supplemented from time to time, or any successor policies adopted by GE.

          "GEOSP Disclosure Schedule" means the Disclosure Schedule provided by GEOSP to PP on the date of signing of this LLC Agreement.

          "GEPS Competitor" means any of the following Persons, provided that GEOSP may revise this list upon written notice to PP to include additional Persons involved directly, or indirectly through an Affiliate, in the manufacture, assembly, or provision of O & M services for, gas or steam turbines, regardless of origin or design: AAR Engine Group - USA; ABB - Switzerland; Advanced Materials Technologies, Inc. - USA; Aero & Industrial Technology - UK; Aetc Ltd./ - UK; Alfa Laval - UK; AlliedSignal - US; Bailey Automation PLC - UK; Baird Analtical - USA; Baker/MO Services Inc. - USA; Bales Scientific Inc. - USA; Bently Nevada - USA; Bosman Powersource B.V. - Netherlands; Boyce Engineering Int'l. Ltd. - UK; Boyce Engineering International
- USA; Brush Electrical Machines Ltd. - UK; Chromalloy Gas Turbine - USA; Concepts ETI, Inc. - USA; Conmec, Inc. - USA; Cooper Energy Services - USA; Cooper Rolls - USA; Demag Delaval Turbomachinery Corp. - USA; Dresser Rand Turbo Products Division - USA; Ebara Corporation - Japan; Elbar BV - Netherlands; European Gas Turbines Ltd. - UK; Fern Engineering, Inc. - USA; Fiat Avio S.P.A.
- Italy; Gas-Path Technology, Inc. - USA; Hickham Industries, Inc. - USA; Hitachi - Japan; Honeywell Solid State Electric Center - USA; HSDE - UK; IHI-Japan; John Brown / Kvearner Engineering - UK; Kawasaki - Japan; Liburdi Engineering Ltd. - Canada; Man Gutehoffnungshutte AG - Germany; Mannesmann Demag Veidichter - Germany; McGuffy Systems, Inc. - USA; Mitsubishi Heavy Industries - Japan; Moog Controls - USA; Natole Turbine Enterprises, Inc. - USA; Ormat Industries Ltd. - Israel; Petrotech, Inc. - USA; Polytec P.I. Inc. - USA; Powmat Ltd - USA;

Pratt & Whitney - USA; Precision Castparts Corp. - USA; Preco Turbine Services Inc. - USA; Rolls-Royce Industrial & Marine - UK; Senior Thermal Engineering - UK; Sermatech International Inc. - USA; Siemens-Westinghouse Power Corp. - USA; Solar Turbines Incorporated - USA; SPE Mashproekt - Ukraine; Stork RMO BV - Netherlands; Sulzer Turbo - Germany; Thomassen International B.V. -Netherlands; Toshiba - Japan; Triconex Systems, Inc. - USA; Turbine Controls Ltd. - UK; Turbine Technology Services Corp. - USA; Wilson & Daleo Inc. -Canada; Wood Group Gas Turbines Ltd. - UK.

          "Governmental Authority" means any foreign, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          "IRS" means the U.S. Internal Revenue Service.

          "LLC Agreement" means this Amended and Restated Limited Liability Company Agreement, as it may be amended from time to time in accordance with its terms.

          "Majority Interest" means one or more Members having among them at least fifty-one percent (51%) of the Membership Interests of all Members.

          "Material Adverse Effect" means, with respect to any event, occurrence or condition, or series of events, occurrences or conditions, a material adverse effect on the operations, property or financial condition of the affected business or entity taken as a whole.

          "Material Breach" means a breach by GEOSP or PP, as the case may be, of this LLC Agreement which breach, if not cured, would have a Material Adverse Effect on the Company or the non-breaching party. A Material Breach shall not exist for purposes of this definition unless the non-breaching party has given written notice of such breach to the breaching party and (i) the party in Material Breach fails to cure the subject default within 120-days of the receipt of such notice or (ii) if such default cannot reasonably be cured within such 120-day period, (A) the party in Material Breach fails promptly to take and continue to take all reasonable steps to cure the default as promptly as practicable after receipt of such notice or (B) at the end of such 120-day period it appears that the breaching party will not be able to cure the Material Breach within a commercially reasonable time (not to exceed an additional 60 days); provided that the foregoing notice and cure periods shall not apply to a particular provision of this LLC Agreement if other such periods are specified in such provision.

          "Members" means GEOSP and PP and any Person hereafter admitted to the Company as a member as provided in this LLC Agreement.

          "Membership Interest" means the interest of a Member (expressed as a percentage) in the Company. Membership Interests will be varied only as specifically agreed by the parties and will not be affected by allocations of Profits and Losses or other changes in Members' Capital Accounts.

          "Officer" means any individual appointed to act as the President or any other officer appointed by the Committee pursuant to this LLC Agreement.

          "Operating Plan" means the operating plan of the Company attached to this LLC Agreement in Exhibit 3.

          "PEM Fuel-Cell Powered Generator Set" means a proton exchange membrane ("PEM") fuel cell stack packaged with a fuel processor (to convert fuel at standard available pressure and quality to fuel usable by the fuel cell stack), with maximum continuous output no greater than 35 kW, and all of the ancillary components, systems, electronics, batteries, controls, protective relaying (e.g., over/under current, transfer switch), and enclosure(s) required to be ready for indoor or outdoor installation and operation for stand alone or grid interconnected stationary power applications.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PP Disclosure Schedule" means the Disclosure Schedule provided by PP to GEOSP on the date of signing of this LLC Agreement.

          "Pre-Commercial Unit" means a 7kW output PEM Fuel Cell-Powered Generator Set manufactured by PP and meeting the specifications outlined in Schedule B to the Distributor Agreement, without changes or additions (other than standard installation materials - e.g., ducting, pipe, wire) by the Company and/or the Company's designated service provider.

          "Products" means the following items manufactured by or on behalf of
PP: PEM Fuel-Cell Powered Generator Sets, without changes or additions (other than standard installation materials - e.g., ducting, pipe, wire), and components (e.g., fuel processor, fuel cell stack, power electronics), replacement parts, upgrades, accessories (e.g., combined power and hot water packages), and improvements, of various sizes no larger than 35kW of maximum continuous output that (A) meet the Commercial Unit specifications set forth in Schedule B of the Distributor Agreement, and (B) are designed for use in residential, commercial, and industrial stationary power applications (e.g., base load power, peaking power, emergency back-up power, enhanced power quality, cogeneration, trailer-mounted units for temporary stationary power and/or rental power use); and

"Products" excludes the following, regardless of their manufacturer:

          (i) PEM Fuel-Cell Powered Generator Sets and/or components designed for use in transportation or vehicle applications;

          (ii) PEM Fuel-Cell Powered Generator Sets and/or components designed for use in extended run, uninterruptible power supply ("UPS") systems for data centers applications, where the PEM Fuel-Cell Powered Generator Set
     (A) produces DC or AC premium (i.e., superior power quality to the grid) power for data center supporting information technology ("IT") equipment,
     (B) does not provide power to the entire facility, (C) is installed at a sub-panel downstream from the Customer's main distribution panel, (D) is designed to enable remote IT equipment shutdown and power cycling for IT equipment that is no longer responding to commands, and (E) is designed to promote reliability over efficiency;

          (iii) PEM Fuel-Cell Powered Generator Sets and/or components for rack-mounted equipment in telecommunications, cellular, or cable television applications; and

          (iv) PEM Fuel-Cell Powered Generator Sets and/or components that are integrated with another device that utilizes all of the electrical output of the Fuel-Cell Powered Generator Set for that specific device only (e.g., an air conditioner powered by a Fuel-Cell Powered Generator Set, but not a combined Fuel-Cell Powered Generator Set-chiller cogen unit).

          "Profits" and "Losses" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss and any related expenses not allowed as a deduction pursuant to Section 265 of the Code shall be subtracted from such taxable income or loss;

          (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss; and

          (iii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Exhibit B to this LLC Agreement shall not be taken into account in computing Profits or Losses.

          "Seconded Employees" means the employees of GEOSP (or an Affiliate of GEOSP) or PP who are seconded to the Company pursuant to Annex C to this LLC Agreement.

          "Secondment" means the temporary assignment of an employee of GEOSP, its Affiliate, or PP to work for the Company pursuant to Annex C without changing such employee's status as an employee of GEOSP, its Affiliate, or PP, as the case may be.

          "Services" means the following activities associated with the
Products: installation; permitting; application engineering; operation; routine maintenance; unscheduled maintenance; repair; overhaul (e.g., stack replacement); upgrade; remote monitoring, diagnostics and/or control (i.e., dispatch); operator and customer training; customer service; customer support.

          "Strategic Plan" means the strategic plan of the Company attached to this LLC Agreement in Exhibit 3.

          "Substitute Member" means any Person not a Member of the Company (prior to the transfer of a Membership Interest to such Person) to whom a Membership Interest in the Company has been transferred and who has been admitted to the Company as a Member pursuant to and in accordance with the provisions of Section 4.4 of this LLC Agreement.

          "Supermajority Transaction" means a Supermajority Transaction defined as such in Section 7.1 of this LLC Agreement.

          "Territory" means every country, province, territory or other principality in the world, except the States of Michigan, Indiana, Ohio, and Illinois in the United States of America while Edison Development Corporation has exclusive rights to market and sell products similar to Products and provide services similar to Services therein. In the event that Edison Development Corporation ("EDC") shall lose all of its rights to market and sell similar products and provide similar services in the States of Michigan, Indiana, Ohio and Illinois (the "EDC Territory"), this definition of "Territory" shall be expanded to include the EDC Territory. In the event that EDC shall lose its exclusive rights to market and sell similar products and provide similar services in the EDC Territory, the Company will have the rights to market and sell Products and provide Services in the EDC Territory on a non-exclusive basis.

          "Test & Evaluation Unit" means a pre-commercial version of the Product with performance (e.g., efficiency, emissions, size, noise, reliability) below that of a Pre-Commercial Unit, which is intended to demonstrate proof of concept and provide the manufacturer with field test data.

     (b) "To the best of an entity's knowledge" or "to the knowledge of an entity" (or any similar phrase) means (i) with respect to GEOSP, to the best of the knowledge of (or to the knowledge of, as the case may be) the President of GEOSP, and (ii) with respect to PP, to the best of the knowledge of (or to the knowledge of, as the case may be) the President and CEO and the General Counsel of PP.

                                                                         Annex B
                                                                         -------
                                 REPRESENTATIONS AND WARRANTIES
                                 ------------------------------


          The following representations and warranties which relate to PP, its assets and businesses are made solely by PP to and in favor of GEOSP and the Company, and the representations and warranties which relate to GEOSP, its assets and businesses are made solely by GEOSP to and in favor of PP and the Company. Neither GEOSP nor PP makes any representation with respect to representations of the other party:

          1.   Existence and Power.   Each of GEOSP and PP is duly formed,
               -------------------
validly existing and in good standing under the laws of the state of its formation and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each party is duly qualified to do business as a foreign limited liability company in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          2.   Authorization.  The execution, delivery and performance by each
               -------------
party of this LLC Agreement and each of the Ancillary Agreements to which it is or will be a party and the consummation by such party of the Contemplated Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This LLC Agreement and each of the Ancillary Agreements to which it is or will be a party constitutes a legal, valid and binding agreement of such party enforceable against such party in accordance with its terms, (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          3.   Governmental Authorization.  The execution, delivery and
               --------------------------
performance by each party of this LLC Agreement and each of the Ancillary Agreements to which it is or will be a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than: (i) any actions, consents, approvals or filings otherwise expressly referred to in this LLC Agreement or in an Ancillary Agreement; or (ii) where the failure to take any such actions, obtain any such consents or approvals or make any such filings would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          4.   Non-Contravention.  The execution, delivery and performance by
               -----------------
each party of this LLC Agreement and each of the Ancillary Agreements to which it is or will be a party and its completion of the Contemplated Transactions do not and will not (i) contravene or conflict with such party's organizational documents, (ii) assuming compliance with the matters referred to in Section 3 of this Annex B, contravene or conflict with or constitute a violation of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 3 of this Annex B, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of GEOSP or PP, as the case may be, or to a loss of any benefit to which GEOSP or PP is entitled under, any agreement, contract or other instrument binding upon GEOSP or PP or by which any of its properties or assets is or may be bound or any license, franchise, permit or similar authorization held by GEOSP or PP except, in the case of clauses (ii) and (iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          5.   Litigation; Disputes. There is no action, suit, investigation or
               --------------------
proceeding pending against, or, to the best of the knowledge of the applicable party, threatened against, or affecting PP or GEOSP before any court or arbitrator or any governmental body, agency, official or authority which, if adversely determined or resolved, may reasonably be expected to result in liability or loss to the Company in excess of $50,000 or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions. No dispute or claim exists between PP or GEOSP and any of their respective customers, suppliers, packagers or distributors (including warranty claims) which is reasonably likely to have a Material Adverse Effect on the Company.

          6.   Distributor and Sales Representative Agreements.  Except for the
               -----------------------------------------------
Distribution Agreement with Edison Development Corporation dated June 27, 1997, a true and complete copy of which has been delivered to GEOSP, PP has not entered into any distributor or sales representative agreements with respect to the Products or Pre-Commercial Units. Such agreement is in full force and effect, is a legal, valid and binding obligation of PP and, to the knowledge of PP, each other party thereto, enforceable against PP and, to the knowledge of PP, each such other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and neither PP nor, to the knowledge of PP, any other party thereto, is in material default or has failed to perform any material obligation thereunder, and there does not exist any event, condition or omission which would constitute a material breach or material default (whether by lapse of time or notice or both), except for any such default, failure or breach that would not have a Material Adverse Effect on either PP's fuel cell business or the Company. GEOSP has not entered into any distributor or sales representative agreements with respect to PEM Fuel Cell-Powered Generator Sets.

          7.   Finders' Fees. There is no investment banker, broker, finder or
               -------------
other intermediary which has been retained by or is authorized to act on behalf of such party who or which might be entitled to any fee or commission from such party or any of its Affiliates upon consummation of the Contemplated Transactions.

          8.   Compliance with Laws. Except for violations or infringements as
               --------------------
have not had and would not have a Material Adverse Effect on the Company, the operations of GEOSP's and PP's businesses have not violated or infringed, and do not violate or infringe, in any material respect, any Applicable Law or any order, writ, injunction or decree of any Governmental Authority.

          9.   Investment Representation. Each party is acquiring its interest
               -------------------------
in the Company solely for investment purposes and not with a view to the distribution or resale thereof and acknowledges that its purchase of such interest is expressly subject to the conditions and limitations on transferability set forth in the LLC Agreement.

          10.  Ownership of PP. PP represents and warrants to GEOSP that (a)
               ---------------
Edison Development Corporation and Mechanical Technology Incorporated ("MTI") own all of the outstanding membership interests in PP, free and clear of all liens, and (b) there is not outstanding any option or right of any party to acquire any equity interest in PP or any commitment to issue or deliver any such option or right or interest, except for (i) stock options issued to employees and board members (as of August 21, 1998, this amounted to 1,772,300 shares of Class B Membership Interest of PP) and (ii) options purchased by MTI to purchase 250,000 shares of Class A Membership Interest at $1.00 per share, which must be exercised by April 24, 1999, and to purchase 2,000,000 shares of Class A Membership Interest at $1.00 per share, which must be exercised by June 15, 1999.

                                                                         Annex C
                                                                         -------
                       EMPLOYMENT AND SECONDMENT MATTERS
                       ---------------------------------


                                   ARTICLE 1
                                 DEFINED TERMS

1.1 Definitions.
    -----------

1.1.1 Committee means the committee established by GEOSP and PP, in accordance with Section 7.2 of the Amended and Restated Limited Liability Company Agreement between GEOSP and PP dated February ___, 1999, to conduct the affairs of the Company on their behalf and as their representatives.

1.1.2 Employees means individuals employed directly by the Company itself, rather than individuals seconded to the Company, who remain employed by PP, GEOSP or their Affiliates (other than the Company).

1.1.3 GE, for purposes of this Annex C, means General Electric Company and its Affiliates, including GEOSP.

1.1.4 Governmental Regulations means any statute, rule, regulation, decree, executive order, preliminary or permanent injunction or court order issued by a Governmental Authority. A reference to a statutory provision includes the regulations and other instruments under it.

1.1.5 Party or Parties means, as the context may require, PP, GEOSP, or the Company or all of the foregoing.

1.1.6  Third Party means any Person other than a Party.

1.2 References to Exhibits, etc.  The reference to Article, Exhibit or Schedule
    ----------------------------
shall be the Articles of this Annex C and the Exhibits and Schedules attached hereto which are incorporated as an integral part of this Annex C.

1.3 Other Capitalized Terms.  Other capitalized terms used in this Annex C but
    -----------------------
not defined in this Article shall have the meanings given them in Annex A or wherever such terms first appear in this Annex C.


                                   ARTICLE 2
                              GENERAL PROVISIONS

The purpose of this Annex C is to define the terms and conditions relating to the employment of Employees and the secondment of Seconded Employees by the Company.

                                   ARTICLE 3
                    RECRUITMENT AND SELECTION OF EMPLOYEES

3.1  Recruitment.  PP and GEOSP may, if they desire, advertise open positions
     -----------
within their personnel management systems, route employment applications through appropriate channels in PP or GEOSP and forward such applications to the Company. In such cases the Company shall consult with PP or GEOSP about the job qualifications and service obligations of all such potential Company personnel. The Company may also advertise position openings in local newspapers and employment exchanges. The Persons listed on Exhibit A attached hereto are intended to constitute the initial management of the Company. GEOSP and PP shall use all reasonable efforts (which shall not require the incurrence of significant costs or expenses) to make such Persons available for employment by or secondment to the Company commencing on the Closing Date.

3.2  Selection of Employees and Seconded Employees.  The Company President, or
     ---------------------------------------------
his or her designee, shall be responsible for selecting job applicants from PP, GEOSP, their Affiliates, or from other sources to fill the open positions for Employees or Seconded Employees. Applicants for open positions shall be selected based on their qualifications for the positions. Prior to the secondment to the Company of any proposed Seconded Employee, such proposed Seconded Employee will be required to enter into a binding commitment in writing with PP or GEOSP (as the case may be) as trustee on behalf of the Company, in the form set forth in Exhibit B to this Annex C.

3.3  Termination of Employees and Seconded Employees.  The Company President may
     -----------------------------------------------
terminate Employees, instruct PP to remove PP Seconded Employees and instruct GEOSP to remove GEOSP Seconded Employees; and, if so instructed, PP and GEOSP shall remove their respective Seconded Employees from the Company.

3.4  Transition.  A transition plan will be developed and mutually agreed to by
     ----------
the Parties in order to provide an orderly transition of PP or GEOSP employees to the Company.


                                   ARTICLE 4
                       REMUNERATION OF COMPANY EMPLOYEES

4.1  Salaries of Company Employees.  The Company shall remunerate its Employees
     -----------------------------
in accordance with a wage and salary structure which is competitive in the locality where the Employee will be working and consistent with the goals of the Company. An annual salary increase plan will be recommended by the Company President and implemented after approval of the Committee.

4.2  Benefits of Company Employees.  Employees of the Company shall be entitled
     -----------------------------
to receive the benefits package recommended by the Company President and approved by the Committee. Such benefits package will be, at a minimum, that which is required by law and, where not required by law, in the Company's sole discretion. Changes in the benefits package shall be recommended by the Company President and implemented after approval of the Committee.

                                   ARTICLE 5
                         COMPANY POLICIES AND TRAINING

5.1  Company Policies and Procedures.  All personnel covered by this Annex C
     -------------------------------
shall be given written copies of all Company policies, and such policies of PP or GEOSP as required by PP or GEOSP, trained in the use and implementation of such policies, and required to agree that they will perform their duties in strict accordance with such policies. Similarly, all personnel covered by this Annex C shall have a written copy available to them of all Company procedures that may reasonably apply to such person and be trained in the use and implementation of such procedures

5.2  Training.  The Parties agree that all personnel covered by this Annex C
     --------
shall be adequately trained to perform the duties of their job and to cooperate to assure that such training is provided by the Company. The Parties further agree that, in the event such training is not reasonably within the capability of the Company to provide, PP or GEOSP will provide such training and be reimbursed by the Company their reasonable or customary cost or fees, as the case may be, for such training.

5.3  Term of Employment.  The Company shall enter employment agreements with
     ------------------
Employees who are designated to receive specialized training, which shall provide for a term of employment for a period equal to at least one year.


                                   ARTICLE 6
                              SECONDED EMPLOYEES

6.1  GEOSP Seconded Employees.  GEOSP and each employee seconded from GEOSP or
     ------------------------
its Affiliate shall be responsible for resolving the manner in which the employee's period of secondment shall be treated with respect to that person's pension rights with GE or any of its Affiliates, years in service and what the seniority rights in GE or any of its Affiliates will be at the end of the secondment period.

6.1.2  Payment of GEOSP Seconded Employee's Salary and Benefits.  During the
       --------------------------------------------------------
period of secondment, GEOSP shall be responsible for paying each GEOSP Seconded Employee's salary and benefits package, including employment taxes, to, in respect of, or on behalf of the GEOSP Seconded Employee consistent with the applicable salary and benefit payment policies of GE or any of its Affiliates. The Company shall pay GEOSP an amount equal to one hundred percent (100%) of each GEOSP Seconded Employee's salary (prior to the withholding of any taxes), benefits, and taxes paid by GEOSP to, in respect of, or on behalf of that employee during the period of the secondment. The foregoing amount paid for salary, benefits, and taxes shall be adjusted after actual increases in salary, benefits, and/or taxes paid by GE or any of its Affiliates to, in respect of, or on behalf of the GEOSP Seconded Employee, provided that GEOSP shall have produced evidence to the Company of any such actual increases in salary, benefits, and/or taxes paid by GE or any of its Affiliates. The Company shall make such payment at the end of the month for which the GEOSP Seconded Employee will be seconded to the Company. GEOSP shall deliver to the Company copies of the GEOSP Seconded Employee's most recent salary, benefit, and tax information at the beginning of the secondment period. GEOSP shall be responsible for filing all tax, social security and other similar statements for each GEOSP Seconded Employee as may be required under applicable Governmental Regulations. Upon request of the Company, GEOSP shall provide the Company with copies of returns, receipts or similar documents showing that all the taxes and social security payments (if any) have been made to the applicable Governmental Authorities. GEOSP shall indemnify the Company against any claims by the GEOSP Seconded Employees or any applicable Governmental Authority with respect to the payment of wages, salaries, taxes, social security payments, other payments resulting from the termination of employment by GE or any of its Affiliates or the proper filing of returns with the applicable Governmental Authorities with respect to the foregoing.

6.1.3  GEOSP Right of Assignment.  Rights and obligations with respect to the
       -------------------------
secondment of GEOSP Seconded Employees may be transferred (with appropriate notice to PP and the Company) from or to GEOSP or any of its Affiliates (other than the Company).

6.2.1  PP Seconded Employees.  PP and each employee seconded from PP shall be
       ---------------------
responsible for resolving the manner in which the employee's period of secondment shall be treated with respect to that person's pension rights with PP, years in service and what the seniority rights in PP will be at the end of the secondment period.

6.2.2  Term of Secondment.  Seconded Employees shall be obligated to remain
       ------------------
seconded to the Company for a period of at least one year, unless agreed otherwise by the Parties. The Company, PP or GEOSP, as the case may be, and the Seconded Employee may agree to extend the secondment period for a mutually agreeable time upon completion of the first secondment period.

6.2.3  Payment of PP Seconded Employee's Salary and Benefits.  During the period
       -----------------------------------------------------
of secondment, PP shall be responsible for paying the PP Seconded Employee's salary and benefits package, including employment taxes, to, in respect of, or on behalf of the PP Seconded Employee consistent with PP salary and benefits payment policies. The Company shall pay PP an amount equal to one hundred per cent (100%) of each PP Seconded Employee's salary (prior to withholding of any taxes), benefits, and taxes paid by PP to, in respect of, or on behalf of that employee during the period of the secondment. The foregoing amount paid for salary, benefits, and taxes shall be adjusted after actual increases in salary, benefits, and/or taxes paid by PP to, in respect of, or on behalf of the PP Seconded Employee, provided that PP shall have produced evidence to the Company of any such actual increases in salary, benefits, and/or taxes paid by PP. The Company shall make such payment at the end of the month for which the PP Seconded Employee will be seconded to the Company. The Company's benefit package shall not apply to Seconded Employees. PP shall deliver to the Company copies of the PP Seconded Employee's most recent salary, benefit, and tax information at the beginning of the secondment period. PP shall be responsible for filing all tax, social security and other statements for each PP Seconded Employee as may be required under applicable Governmental Regulations. Upon request of the Company, PP shall provide the Company with copies of returns, receipts or similar documents showing that all the taxes and social security payments (if any) have been made to the applicable Governmental Authorities. PP shall indemnify the Company against any claims by the PP Seconded Employees or any applicable Governmental Authority with respect to the payment of wages, salaries, taxes, social security payments, other payments resulting from the termination of employment by PP or the proper filing of returns with any applicable Governmental Authorities with respect to the foregoing.

6.2.4  PP Right of Assignment.  PP shall have the right to assign its rights and
       ----------------------
obligations (with appropriate notice to GEOSP and the Company) with respect to the secondment of employees to one of its wholly owned Affiliates.

                                   ARTICLE 7
                            LIMITATION OF LIABILITY

7.1 The Parties agree that each Seconded Employee to the Company by GEOSP or PP shall, in all respects, be acting for the Company and not GEOSP or PP, respectively. Nothing contained herein shall constitute or be construed to be or create a partnership or joint venture between the Company, GEOSP and/or PP. The debts and liabilities incurred by the Company are those of the Company and, subject to Clauses 6.1.2 and 6.2.3 above, neither GEOSP nor PP shall have any liability for them.

7.2 The Company hereby represents that in accepting the secondment of any GEOSP or PP employee to the Company, it has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared or presented by GEOSP, PP or their Affiliates, and understands that no guaranty is made or implied by GEOSP or PP as to the future financial success of the business of the Company.

7.3 Neither GEOSP nor PP shall have any liability to the Company or to any other Person for any act or omission of the Seconded Employees in connection with the operation or activities of the Company. Additionally, subject to Clauses 6.1.2 and 6.2.3 above, at GEOSP's or PP's request, the Company will, at its own cost and expense, assume the defense of any proceeding brought by any Third Party to establish any such liability and will indemnify and hold harmless GEOSP and PP from any such liability and all related costs and expenses, including attorney's fees.

7.4 As used in this Article, "liability" includes liability for any claim of any kind whether the claim is based on contract, indemnity, warranty, tort (including negligence of any degree), strict liability or otherwise for any loss or damage arising out of or connected with performance or breach of the provisions of this Annex C or operations of the Company.

7.5 As used in this Article, "GEOSP" and "PP" shall include GE or PP, as the case may be, and its respective Affiliates and any of their respective officers, employees or agents, including any officers, employees or agents also seconded to work in the Company as Seconded Employees.

7.6 The Company shall indemnify GEOSP and PP against Third Party claims arising out of the acts or omissions of its employees, including Employees and Seconded Employees.

7.7 The foregoing limitations and indemnity shall apply to the full extent permitted by law regardless of degree of fault or negligence, and, notwithstanding any other provisions of this Annex C, shall survive termination of this LLC Agreement. The limitations contained in Section 10.5(a) of this LLC Agreement shall also apply to all indemnity provisions of this Annex C, and the liability of GEOSP and the Company shall be considered together for purposes of the $1,000,000 limitation in Section 10.5(a).

                                   EXHIBIT A

                       Initial Management of the Company


                Barry Glickman            President
                Frank Scovello            Director of Sales
                Rick Robertson            Director of Marketing

                                   EXHIBIT B

                 (Acknowledgment From Employees of GE and its
               Affiliates Concerning Secondment to the Company)


                                                             _____________, 1999
_____________________________
_____________________________
_____________________________

RE:  Secondment to GE Fuel Cell Systems, L.L.C.

I refer to [our recent discussions/your letter dated _______] concerning my secondment to GE Fuel Cell Systems, L.L.C., for an initial period of ________. I hereby acknowledge and agree that I will not, by reason of my secondment, become an employee of GE Fuel Cell Systems, L.L.C., but shall, throughout my period of secondment, remain your employee.

I hereby covenant with you (as trustee for and on behalf of GE Fuel Cell Systems, L.L.C.) that I shall not maintain any claim, nor institute any proceedings whatsoever against GE Fuel Cell Systems, L.L.C., whether in respect of breach of contract, redundancy, unfair dismissal, compensation for loss of office and any other ground whatsoever, whether under common law, statute or otherwise by reason of any termination of my secondment to GE Fuel Cell Systems, L.L.C., or the termination of my employment with you.

I hereby confirm that I understand and have considered in full the effect of the foregoing (and in particular those provisions of this Acknowledgment which may deprive me of rights) and accept that this Acknowledgment is legally binding on me. I acknowledge that you have advised me to obtain independent legal advice prior to execution of this Acknowledgment and I confirm that I have had sufficient opportunity to take and that I have taken such advice or decided (without any influence having been brought to bear on me) not to obtain such advice.

This Acknowledgment shall be governed by and construed in accordance with the Laws of the State of New York.


Executed by:                   Witness:


_____________________          _______________________________

                     (Acknowledgment From Employees of PP
                     Concerning Secondment to the Company)


                                                               ___________, 1999
Plug Power, L.L.C.
968 Albany-Shaker Road
Albany, New York 12110

RE:  Secondment to GE Fuel Cell Systems, L.L.C.

I refer to [our recent discussions/your letter dated _______] concerning my secondment to GE Fuel Cell Systems, L.L.C., for an initial period of ________. I hereby acknowledge and agree that I will not, by reason of my secondment, become an employee of GE Fuel Cell Systems, L.L.C., but shall, throughout my period of secondment, remain an employee of Plug Power, L.L.C.

I hereby covenant with Plug Power, L.L.C. (as trustee for and on behalf of GE Fuel Cell Systems, L.L.C.) that I shall not maintain any claim, nor institute any proceedings whatsoever against GE Fuel Cell Systems, L.L.C., whether in respect of breach of contract, redundancy, unfair dismissal, compensation for loss of office and any other ground whatsoever, whether under common law, statute or otherwise by reason of any termination of my secondment to GE Fuel Cell Systems, L.L.C., or the termination of my employment with Plug Power, L.L.C.

I hereby confirm that I understand and have considered in full the effect of the foregoing (and in particular those provisions of this Acknowledgment which may deprive me of rights) and accept that this Acknowledgment is legally binding on me. I acknowledge that Plug Power, L.L.C., has advised me to obtain independent legal advice prior to execution of this Acknowledgment and I confirm that I have had sufficient opportunity to take and that I have taken such advice or decided (without any influence having been brought to bear on me) not to obtain such advice.

This Acknowledgment shall be governed by and construed in accordance with the Laws of the State of New York.


Executed by:                   Witness:


______________________         _______________________________

                                   EXHIBIT 1
                                   ---------

                             MEMBERSHIP INTERESTS


NAME AND                                                 MEMBERSHIP
NOTICE ADDRESS                                           INTEREST
--------------                                           --------


GE On-Site Power, Inc.                                      75%
One River Road
Schenectady, NY 12345

Plug Power, L.L.C.                                          25%
968 Albany-Shaker Road
Albany, NY 12110

                                   EXHIBIT 2
                                   ---------

                   ALLOCATION AND CAPITAL ACCOUNT PROVISIONS


          For purposes of interpreting and implementing the LLC Agreement, the following rules shall apply and shall be treated as part of the terms of the LLC
Agreement:

     A.   Special Allocation Provisions.
          -----------------------------

          1. For purposes of determining the amount of gain or loss to be allocated pursuant to Article VI of the LLC Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.


          2. Income, loss, deductions and credits shall be allocated to the Members in accordance with the portion of the Fiscal Year during which the Members have held their respective interests. All items of income, loss and deduction shall be considered to have been earned ratably over the period of the Fiscal Year, except that gains and losses arising from the disposition of assets shall be taken into account as of the date thereof.

          3. Notwithstanding any other provision of the LLC Agreement, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Company by a Member shall be allocated among the Members so as to take into account any variation between the basis of the property to the Company and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable Treasury Regulations thereunder, as more fully described in Part B hereof. The Company shall use the traditional method with curative allocations described in Treasury Regulation Section 1.704-3(c) for purposes of complying with Section 704(c)(1)(A) of the Code.

          4. Notwithstanding any other provision of the LLC Agreement, in the event the Company is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Member (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Member.

          5. Notwithstanding any provision of the LLC Agreement to the contrary, to the extent any payments in the nature of fees made to a Member are finally determined by the IRS to be distributions to a Member for federal income tax purposes, there will be a gross income allocation to such Member in the amount of such distribution.

          6. (a) Notwithstanding any provision of the LLC Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Treasury Regulations and for purposes of this paragraph 6(a) only, each Member's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article VI of the LLC Agreement with respect to such Fiscal Year and without regard to any net decrease in Partner Minimum Gain during such Fiscal Year.

               (b) Notwithstanding any provision of the LLC Agreement to the contrary, except paragraph 6(a) of this Exhibit 2 and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.
The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Sections of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Sections of the Treasury Regulations, and solely for purposes of this paragraph 6(b), each Member's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article VI of the LLC Agreement with respect to such Fiscal Year, other than allocations pursuant to paragraph 6(a) hereof.

          7. (a) Notwithstanding any provision of the LLC Agreement to the contrary, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of
Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this paragraph 7(a) shall be made only if and to the extent that such Members would have a deficit Adjusted Capital Account Balance after all other allocations provided for in the LLC Agreement and this Exhibit 2 have been tentatively made as if this paragraph 7(a) were not in the LLC Agreement or incorporated thereinto.

               (b) In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of the LLC Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, each such Member shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph 7(b) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in the LLC Agreement and this
Exhibit 2 have been made as if paragraph 7(a) hereof and this paragraph 7(b) were not in the LLC Agreement or incorporated thereinto.

          8. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations, to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as a item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interest in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

          9. No loss shall be allocated to any Member to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Member continues to have a positive Adjusted Capital Account Balance; in such event losses shall first be allocated to any Members with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any allocation of loss pursuant to this paragraph 9 shall be offset in subsequent years on a last-in first-out priority basis by special allocations of income in the corresponding amounts.

          10. Any special allocations of items pursuant to this Part A (the "Regulatory Allocations") shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the Profits, Losses and all other items allocated to each such Member pursuant to Article VI of the LLC Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of
Article VI of the Agreement if such Regulatory Allocations had not occurred.

          11. Notwithstanding any provision of the LLC Agreement to the contrary, Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members pro rata in accordance with their respective Membership Interests.

          12. Notwithstanding any provision of the LLC Agreement to the contrary, any Member Nonrecourse Deduction for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.

     B.   Capital Account Adjustments.
          ---------------------------

          1. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

          (a) Any deductions for depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to property contributed by a Member to the capital of the Company shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the fair market value of the property as determined by the Members pursuant to Part B.7(a) hereof using such reasonable methods of valuation as they may adopt. Upon an adjustment to the Carrying Value of any Company property (other than property subject to depletion under Section 611 of the Code), any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

          (b) Any income, gain or loss attributable to the taxable disposition of any property (including any property subject to depletion under Section 611 of the Code) shall be determined by the Company as if the adjusted basis of such property as of such date of disposition was equal in amount to the Company's Carrying Value with respect to such property as of such a date.

          (c) The computation of all items of income, gain, loss and deduction shall be made by the Company and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

          2. A transferee of a Membership Interest will succeed to the Capital Account relating to the Membership Interest transferred.

          3. Upon an issuance of additional Membership Interests for cash or property, the Capital Accounts of all Members (and the Carrying Values of all Company properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Members, at such time, pursuant to
Article VI of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Members pursuant to Part B.7(a) hereof using such reasonable methods of valuation as they may adopt.

          4. Immediately prior to the distribution of any Company property in liquidation of the Company, or the distribution by the Company to a Member of any Company property as consideration for an interest in the Company, the capital accounts of all Members (and the Carrying Values of all Company properties) shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Members, at such time, pursuant to Article VI of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Members pursuant to Part B.7(a) hereof using such reasonable methods of valuation as they may adopt.

          5. In the event the value of any Company asset is adjusted as described in paragraph 3 or 4 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the value and the adjusted basis of such asset for federal income tax purposes in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

          6. Any elections or other decisions relating to such allocations shall be made by the Committee in any manner that reasonably reflects the purpose and intention of the LLC Agreement.

          7. The following actions shall require the consent of the holder(s) of a majority of outstanding membership interests:

               (a) the valuation of any non-cash property contributed to the Company by a Member, or distributed to a Member by the Company, and the valuation of all the assets of the Company if required for purposes of computing the Members' Capital Accounts pursuant to the Regulations under Section 704 of the Code; and

               (b) the distribution by the Company to a Member of non-cash property which had been previously contributed by a Member to the capital of the Company, provided such distribution is made within the seven year period following the date on which the property was contributed to the Company and such distribution, if made, would cause the recognition of taxable income or gain under Section 704(c)(1)(B) or Section 737 of the Code.

     C.   Definitions.  For the purposes of this Exhibit 2, the following terms
          -----------
shall have the meanings indicated unless the context clearly indicates otherwise:

          "Adjusted Capital Account Balance":  means the balance in the Capital
           --------------------------------
Account of a Member as of the end of the relevant Fiscal Year, after giving effect to the following: (a) credit to such Capital Account any amounts the Member is obligated to restore, pursuant to the terms of the Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

          "Carrying Value": means (a) with respect to property contributed by a
           --------------
Member to the capital of the Company, the value of such property reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Members' Capital Accounts with respect to such property, as well as any other charges for sales, retirements and other dispositions of assets included in property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of that property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with the principles set forth herein.

          "Nonrecourse Deductions":  shall have the meaning set forth in Section
           ----------------------
1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

          "Nonrecourse Liability":  shall have the meaning set forth in Section
           ---------------------
1.704-2(b)(3) of the Treasury Regulations.

          "Partner Nonrecourse Debt Minimum Gain":  means an amount, with
           -------------------------------------
respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

          "Partner Nonrecourse Debt":  shall have the meaning set forth in
           ------------------------
Section 1.704-2(b)(4) of the Treasury Regulations.

          "Partner Nonrecourse Deductions":  shall have the meaning set forth in
           ------------------------------
Sections 1.704-2(i)(1) and (2) of the Treasury Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during the Fiscal Year to the Member that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.702-2(i)(2) of the Treasury Regulations.

          "Partnership Minimum Gain":  shall have the meaning set forth in
           ------------------------
Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

          "Treasury Regulations" or "Treas. Reg." shall include temporary and
           --------------------      -----------
final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede those regulations.

          For purposes of this Exhibit, all other capitalized terms will have the same definition as in the LLC Agreement.

                                   EXHIBIT 3
                                   ---------

                       STRATEGIC PLAN AND OPERATING PLAN


                                 (See Attached)

                           GE FUEL CELL SYSTEMS, LLC



                                OPERATING PLAN


                                 JANUARY 1999




CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


                                                        1999
                                                     ----------
Unit Sales

  - # of Units                                         [***]

  - Average Unit Size (kW)                               7

  - # of MW                                            [***]

  - Installed Base (MW)                                [***]

Transfer Price (= JV COGS per Unit)                    [***]

Sales Price ($ per Unit)*                              [***]

Revenues

  - Unit Sales ($MM)                                   [***]

  - Installation ($MM)                                 [***]

        - Revenue ($ per Unit)                         [***]

        - JV Market Share (%)                          [***]

  - Maintenance ($MM)                                  [***]

        - Revenue ($ per Unit)                         [***]

        - JV Market Share (%)                          [***]

  - Franchise Fees ($MM)                               [***]

        - Total ($MM)                                  [***]

Gross Margin ($MM)

  - Unit Sales                                         [***]

  - Installation                                       [***]

  - Maintenance                                        [***]

  - Franchise Fees                                     [***]

        - Total                                        [***]

        - Total (% of Revenues)                        [***]

Operating Expenses ($MM)**

  - Sales                                              [***]

        - # of Dedicated Sales People                  [***]

        - Salary (plus benefits)/Person                [***]

        - Sales Commission (% of GM)                   [***]

        - Sales Commission                             [***]

  - Travel                                             [***]

  - Technical Support                                  [***]

        - # of People                                  [***]

        - Salary (plus benefits)/Person                [***]

  - Marketing (people, shows, brochures, etc.)         [***]

  - R&D (electronics, testing)                         [***]

  - G&A (office space, legal/finance support)          [***]

  - Consulting/Market Research                         [***]

  - Non-warranty service/unit replacements             [***]

        - Total                                        [***]

        - Total (% of Revenues)                        [***]

Operating Margin ($MM)

        - Total                                        [***]

        - Total (% of Revenues)                        [***]

                           GE FUEL CELL SYSTEMS, LLC




                                STRATEGIC PLAN




                                 JANUARY 1999

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED MATERIALS HAVE BEEN INDICATED WITH ASTERISKS.


                                   OVERVIEW

     GE Fuel Cell Systems, L.L.C. (hereafter the "Company") is being formed to market, install, and service proton exchange membrane (PEM) fuel cell systems designed and manufactured by Plug Power, L.L.C. (hereafter "PP"). The Company will be PP's distributor of fuel cell systems for residential and small commercial and industrial (C&I) power applications less than or equal to 35kW, certain defined exclusions. Except for the distribution rights previously granted to DTE Energy (parent company of Detroit Edison) for Michigan, Illinois, Indiana, and Ohio, the Company will be PP's exclusive, global distributor. Ownership of the Company is split 75%/25% between GE On-Site Power, Inc. (hereafter "GEOSP") and PP.

                                    PRODUCT

     The Company's initial efforts will focus on PP's residential-sized fuel cel1 product, the "Plug Power 7000." When fully commercialized this product this product will provide 100% of the power requirements of a target household, or approximately 2-4kW of baseload power, 10-15kW of peak power, and [***]kWh/year of energy. Power will be generated from the fuel cell "stack" with batteries providing supplementary power to meet short-term power surges. The unit will run on natural gas, propane, or methanol, and will be [***] efficient [***] in typical baseload operation. [***]

     The Company expects to use 1999 to conduct additional market research on typical residential and C&I power usage, tariff structures, fuel availability, fuel prices, buying criteria, etc. in order to better understand (1) Requisite product features by geography and customer segment (e.g., baseload power requirement vs. instantaneous requirement), (2) Acceptable customer payback periods, and (3) Regulatory requirements, etc. The Company will use this data to define the optimal unit sizes, determine the mix between fuel cell-supplied and battery-supplied output, and revise, as needed, performance specifications by geography/customer segment, etc.

                          RESIDENTIAL FUEL CELL MARKET

     The Company has conducted a preliminary evaluation of target markets and customers taking into account such factors as average household demand, ability to pay, power availability/quality, availability of fuel, grid power vs. fuel price spreads, penetration of competing distributed generation (DG) technologies (e.g., reciprocating engine generators), new capacity requirements, and the cost of new capacity additions (including transmission and distribution). Based on this evaluation, the Company believes the available global market for PP's residential-sized fuel cells will be over [***] households by [***]. The market size in the initial commercial period (i.e., 2001 to 2003) will be smaller due to customers' technology validation concerns and higher unit prices (driven by sub-scale PP production volumes). The Company estimates market size and retail prices as follows:


                        Global Market Size--2001-2003*

                 Available Market Size            Unit Price (Retail, Installed)
                 ---------------------            ------------------------------
2001                    [***]                                  [***]
2002                    [***]                                  [***]
2003                    [***]                                  [***]

* PP and the Company plan to revisit this preliminary market assessment as additional market research provides better information about required customer savings, consumer willingness to pay for environmental and power quality benefits, impact of financing/ownership alternatives on capital costs and customer acceptance, rate of customer adoption, particularly in the developing world, and the costs of incremental transmission and distribution vs. new construction activity.

                             GO-TO-MARKET STRATEGY

     The Company plans to use early 1999 to validate its market prioritization and develop detailed, country-specific go-to-market strategies consistent with each market's potential and the expected pace of market development. However, in general, the Company plans to pursue a sale-for-resale approach wherever possible. That is, the Company will seek to enter into agreements with "resellers", entities capable of reselling fuel cell systems to residential customers within defined territories. Potential resellers include electric utilities, local gas distribution companies, gas and/or Power marketers, propane distributors, rural cooperatives, gas and/or power regulatory bodies, government agencies, reciprocating engine generator distributors, and HVAC (heating, ventilation and air conditioning) and/or appliance dealers. These entities typically have, on a regional basis, an installed base of customers, billing and customer support capability, brand recognition, local market credibility, and regulatory expertise. By working through resellers the Company expects to be able to quickly penetrate multiple markets, avoid costly investment in sales and support resources and accelerate the technology acceptance process. The benefits to the reseller include margins on fuel cell system sales, service revenues (in certain instances), and sales of ancillary products (fuel, appliances). Due to the ease of fuel cell system installation relative to traditional generation/T&D, resellers can also quickly enter electricity markets beyond their existing customer footprint, thus significantly increasing both revenue opportunity and brand recognition.

     In 1999 and early 2000, the Company will have the option to offer to its resellers Test and Evaluation units. Resellers will either [***] In either case the expectation is for the reseller to be a full participant in the Test and Evaluation Program, running the Test and Evaluation units through a prescribed regimen of tests, and providing data and feedback to the Company and PP. Any Test and Evaluation units purchased by the Company will be credited, dollar for dollars, against its obligation to purchase Pre-Commercial units in 2000.

     In 2000, the Company has a "take-or-pay" obligation to purchase 485 Pre-Commercial units from PP, for a total purchase price of [***]. These units will meet the performance specifications included in the Distributor Agreement. The Company will be offering these units to its customers to allow them to get familiar with the performance, installation, operation, and maintenance of the units. Customers will be expected to provide test data to the Company and PP so that improvements can be incorporated into the commercial systems.


                               Reseller Approach

          From Company                                      From Reseller
Full range of fuel cell products (less than)35kW  Testing of prototype units
GE-PP branded products                            Local customer base
Application/engineering expertise                 Brand
Marketing/sales support                           Dedicated sales force
Sales/service training                            Gas/power commodity sales
Financing (where needed and                       Financing (where needed and
 cost-effective)                                   cost-effective)
Extended Warranties                               Relationship with regulators
Marketing materials                               Local billing, call/customer care
Service (where cost-effective, through             center
 contracts with GE and/or                         Service (where qualified and
 third party suppliers)                            cost-effective)

     The Company is in the process of incorporating customer feedback into the reseller contract offering. However, the Offering will likely include the following elements: [***]

Sales Strategy and Target Customers

     Target customers are residential and small commercial consumers and/or the gas and electric its, government agencies, and independent power producers that deliver energy sources to those consumers. During the first one to two years of commercialization, virtually all customer demand is expected to come from the U.S. and W. Europe, where household electricity utilization is highest. As cell system capital costs fall, the Company will sell product to serve residential customers worldwide.

     The Company will sell to consumers through a reseller network, but will also create brand product awareness at the consumer level through media advertising, trade shows and other mass marketing. Resellers will augment this effort through local advertising, mass mailings, catalog sales, and educational seminars, promotional pricing for systems or fuel, and bundled service offerings that provide "premium" power packages. Resellers will also work with building contractors, financial institutions and other intermediaries to create cost-effective mechanisms to reach consumers.

     The sales strategy will highlight three core benefits of residential fuel cell systems:

     . Grid Displacement -- Electricity at lower than grid power delivered to the home. High efficiency, low capital cost and low transmission and distribution requirements enable fuel cell systems to produce electricity at costs below the existing grid in regions covering tens of millions of homes in the U.S., Western Europe and Latin America.

     . Power Quality -- Highly reliable power that is also environmentally friendly. Growth in information technology in the home for entertainment and business use (there are an estimated 20 million home offices in the U.S alone) has increased the inconvenience and the economic impact of weather-related as well as capacity-driven power outages. In the developing world, such outages can occur daily for extended periods. Fuel cells are an environmentally friendly, low cost, low noise, small, modular, etc. solution to power reliability concerns.

     . Electricity Access -- Electricity supply where grid does not exist or is expensive to extend and maintain. The World Bank estimates that 40% of the world's population does not have electricity today; most of this unelectrified population is in the developing nations. In many low density and/or rugged terrain areas, the capital cost of building a distributed network of fuel cell systems will over time fall substantially below the investments required for central station generation, transmission and distribution.

Service Strategy

     The Company is committed to provide complete product support, through its own service infrastructure and/or through contracts with third party service providers. Potential third party service providers include those companies with an existing national service infrastructure (e.g., [***]), or regional companies with strong service capabilities (e.g., HVAC companies). In either case, the Company will seek to ensure that the service is: 1) provided at a comparable level of quality to other GE-branded products; and 2) sufficient to meet reasonable customer needs in the areas of timeliness, quality, and cost-effectiveness.

     The roll-out of the Company's service offering will be closely coordinated with the introduction of the fuel cell products, such that where the product is available, a sufficient level of installation, maintenance, and customer support service is also available. The Company, through its service contracts, will also provide the warranty service for the PP fuel cell systems covered by the Distributor Agreement, according to terms to be mutually agreed between PP and the Company.

     By late 1999, the Company expects to have identified an overall service strategy for each high-priority market. By year-end 1999, the Company expects to have the overall service strategy translated to a comprehensive service plan that addresses the following:

     .    Installation, operation, and maintenance requirements
     .    Service standards (e.g. response time, rework, customer support, etc.)
     .    Geographic coverage
     .    Technical qualifications
     .    Call center operations
     .    Training program
     .    Warrant support



     At all times the Company will review its service plan with PP, and make modifications as needed based on the pace of product development and field test results. The Company expects the service plan to be finalized no later than June 2000, with all requisite service contracts in place at least 3 months prior to the expected release of commercial units in January 2001.

                                  ORGANIZATION

GE Fuel Cell Systems (Within GEPS)

     The Company will be organized and operated as a stand-alone entity, with 25% owned by Plug Power, and the remaining 75% owned by GE On-Site Power, Inc., a wholly owned subsidiary of General Electric Company that is controlled by GE's Power Systems business ("GEPS"). The Company will compensate PP and GEPS for any use of parent company resources, services, facilities, etc. The Company's financial results will be consolidated by GEOSP, with Plug Power's ownership accounted for as a distribution to minority interest.

     The Company will have access (under a sales and services agreement) to the Energy Services Sales organization (under Ellen Smith), and the GE Global Sales division (under Del Williamson). These two groups work closely, together, with Services focused on after-market sales, and Global Sales on new turbine and generator equipment. Both groups work closely with the Company's target Customers (e.g., electric utilities, gas companies, power and gas marketers). The Company plans to Utilize the Services and Global Sales groups to introduce the Company's products to the widest Possible market of potential reseller customers. Working through the existing GEPS sales forces allows the Company to capitalize on GEPS' credibility and existing customer relationships, and avoid the cost and time-to-market delays in creating a new market channel. In addition, the Company will employ a small number of full-time sales people who will be dedicated exclusively to the Company's products. These dedicated sales people will train the GEPS sales force, and, after the Services and Global Sales groups have generated reseller interest, work with the Services/Global Sales teams to structure the specific transactions. The Company sales people will also be responsible for developing markets outside the GEPS market focus (e.g., propane distributors).

GE Fuel Cell Systems (Internal)

     In year 1, the Company expects to have a small group of core professionals, supplemented by consultants and contract employees as needed. As PP nears commercial production, the Company add significantly to its dedicated sales force and "technical support" group. The technical support personnel will work with PP and the Company's resellers/customers to monitor alpha and testing, establish installation and operating procedures, coordinate product testing and development efforts with GE's Corporate Research and Development Center, obtain all requisite regulatory approvals and certifications, address all grid-interconnect issues, and provide technical expertise in support of the Company's sales efforts. The overall Company headcount plan is forecast as follows:

                             Resources--1999-2003

                                  1999      2000      2001      2002      2003
                                  ----      ----      ----      ----      ----
Dedicated Sales                    1.0       3.0       6.0      10.0      12.0
Technical Support                  1.5       2.0       5.0       5.0       6.0
Marketing                          2.0       3.0       4.0       5.0       5.0
General Management                 1.0       1.0       1.0       1.0       1.0
    Total                          5.5       9.0      16.0      21.0      24.0


                  GE - Plug Power Fuel Cell JV - Projections

                                  1999      2000      2001      2002      2003
                                  ----      ----      ----      ----      ----


Unit Sales
 - # of Units                    [***]      [***]     [***]     [***]    [***]
 - Average Unit Size (kW)        [***]      [***]     [***]     [***]    [***]
 - # of MW                       [***]      [***]     [***]     [***]    [***]
 - Installed Base (MW)           [***]      [***]     [***]     [***]    [***]

Transfer Price (= JV COGS
 per Unit)                       [***]      [***]     [***]     [***]    [***]

Sales Price ($ per Unit)         [***]      [***]     [***]     [***]    [***]

Revenues*
 - Unit Sales ($MM)              [***]      [***]     [***]     [***]    [***]
 - Franchise Fees ($MM)          [***]      [***]     [***]     [***]    [***]
   - Total ($MM)                 [***]      [***]     [***]     [***]    [***]

* Early year sales may be structured as a lower sales price plus a franchise fee

Gross Margin ($MM)
 - Unit Sales                    [***]      [***]     [***]     [***]    [***]
 - Franchise Fees                [***]      [***]     [***]     [***]    [***]
            - Total              [***]      [***]     [***]     [***]    [***]
            - Total (% of
              Revenues)          [***]      [***]     [***]     [***]    [***]

Operating Expenses ($MM)
 - Sales                         [***]      [***]     [***]     [***]    [***]
     - # of Dedicated Sales
       People                    [***]      [***]     [***]     [***]    [***]
     - Salary (plus benefits)/
       Person                    [***]      [***]     [***]     [***]    [***]
     - Sales Commission (%)      [***]      [***]     [***]     [***]    [***]
     - Sales Commission          [***]      [***]     [***]     [***]    [***]
 - Travel                        [***]      [***]     [***]     [***]    [***]
 - Technical Support             [***]      [***]     [***]     [***]    [***]
     - # of People               [***]      [***]     [***]     [***]    [***]
     - Salary (plus benefits)/
       Person                    [***]      [***]     [***]     [***]    [***]
 - Marketing (people, shows,
   brochures, etc.)              [***]      [***]     [***]     [***]    [***]
     - R&D (electronics,
       testing)                  [***]      [***]     [***]     [***]    [***]
     - G&A (office space,
       support)                  [***]      [***]     [***]     [***]    [***]
     - Consulting/Market
       Research                  [***]      [***]     [***]     [***]    [***]
     - Non-warranty
       service/unit
       replacements              [***]      [***]     [***]     [***]    [***]
            - Total              [***]      [***]     [***]     [***]    [***]
            - Total (% of
              Revenues)          [***]      [***]     [***]     [***]    [***]
Operating Margin ($MM)
            - Total              [***]      [***]     [***]     [***]    [***]
            - Total (% of
              Revenues)          [***]      [***]     [***]     [***]    [***]

 [***]



[Note: All numbers in this table have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act]

                                    EXHIBIT 4
                                    ---------

                              GE COMPANY POLICIES


                    POLICY 20.4:  ETHICAL BUSINESS PRACTICES

GE expects employees to use only ethical practices in selling goods and services and in representing the company to governmental authorities. This policy sets forth the ethical standards of conduct and practices which must be followed with respect to certain kinds of payments, entertainment and political contributions. GE will not authorize, involve itself in or tolerate any business practice that does not follow this policy.

Scope
This policy applies to employees of GE.

Controlled affiliates must adopt corresponding policies. (A controlled affiliate is an affiliated company in which GE owns, directly or indirectly, more than 50% of the voting shares, or in which the power of control is possessed and exercised by or on behalf of GE.)

We must encourage affiliated but non-controlled companies to follow practices consistent with this policy.

We must require independent third parties to represent GE in a manner that is consistent with our commitment to integrity and the principles of this policy. Independent third parties include: consultants, agents, sales representatives, distributors, contractors and any other outside persons representing GE.

Requirements
General
Never make or offer, directly or indirectly, anything of value (such as a bribe or kickback) to a customer or government official to influence or reward an action. A business courtesy, such as a gift, contribution or entertainment, should never be offered under circumstances that might create the appearance of an impropriety.

Obey the laws of the United States and other countries that relate to matters covered by this policy.

Third parties
Require independent third parties to represent GE in accordance with this policy and to obey the laws of the U.S. and other countries related to matters covered by this policy.

Be careful!  Exercise due diligence when selecting a third party to represent
  GE,


  keeping in mind that GE and its employees may, in some circumstances, be held responsible for the actions of sales agents and other third parties. For example, if a sales agent makes an improper payment to a government official, the GE employee who works with that agent, as well as the Company, might be charged with a criminal violation of the Foreign Corrupt Practices Act if the employee a) knew about the payment (or consciously disregarded information that the payment likely took place); and b) authorized it, either explicitly or implicitly. When selecting a third party to represent GE, consider the following:

  Employ only reputable, qualified individuals and firms.

  Understand and obey any requirements governing the use of third parties (for example, funding agency restrictions, or customer, country or ministry prohibitions).

  Make sure that the compensation is reasonable for the services provided.

  Follow the implementing procedures or component guidelines for selecting and paying third parties.

  If you spot a "red flag" (an indication of a potential policy violation) involving a third party, make sure that it is promptly investigated and resolved.

  Seek the assistance of company legal counsel and management in exercising due diligence and resolving any red flags.

Political contributions
Obey the laws of the U.S. and host countries in promoting the company position to government authorities and in making political contributions.

Political contributions by the company to U.S. federal, state or local candidates may be prohibited or regulated under the election laws. Any contribution of company funds or other assets for political purposes in the U.S. can only be made by GE's Vice President of Corporate Government Relations or Vice President of State Government Relations.

 . Never make or offer, directly or indirectly, a payment or anything of value
  (such as a bribe or kickback) to any political party, party official, or any candidate for political office of a country outside the U.S. to influence or reward any governmental act or decision.

Permissible payments
You may provide customers with ordinary and reasonable entertainment and gifts only if they are permitted by the law, the customer's own policies and procedures, and your business component's procedures.


  This policy does not prohibit lawful reimbursement for reasonable and bona fide expenditures - for example, travel and living expenses incurred by customers and directly related to the promotion of products or services, or the execution of a contract.

Gifts and entertainment to officials and employees of the governments of the U.S. and other countries are highly regulated and often prohibited. Do not provide such gifts or entertainment unless you have determined that you are permitted by applicable laws and regulations, and your business component's policies and procedures to do so.

The Foreign Corrupt Practices Act does allow facilitating payments.
  Facilitating payments are gratuities paid to officials or employees of non-U.S. governments to expedite a service or routine administrative action that these individuals ordinarily perform and to which GE is entitled under the laws of that country. This policy allows facilitating payments in some countries (but not all countries) and only to low-level officials or government employees when they are customary in those countries. Seek the advice of the National Executive or your business legal counsel before visiting a country. Make sure that these payments are clearly and accurately reflected in financial reports.

               Employee responsibilities

Understand and keep up-to-date on the laws of the U.S. and other countries, funding agency regulations and customer requirements related to your job and each requirement of this policy. These requirements can be complex, and it is not unusual to have questions related to a transaction. If you have any questions related to matters covered by this policy, consult with business leaders, their designees, company legal counsel, component guidelines, implementing procedures or the GE National Executive in the country in which you are operating.

Take the necessary steps to make sure any party acting on GE's behalf understands and agrees to follow the principles of this policy.

Carefully watch for "red flags" which might indicate illegal activities or violations of GE policies. These include:

  a sales representative or other person representing GE or being considered to represent GE who:

     has been accused of improper business practices


     has influence on the buying decision and a reputation for bribes has a family or other relationship that could improperly influence the customer's decision approaches you near a customer's award decision and explains that he or she has a "special arrangement" with an official insists on receiving a commission payment before the customer announces the award decision a customer who suggests that a GE bid be made through a specific representative or partner any request that a commission or other payment be made in a third country or to another name a commission that seems unusually large in relation to the services provided.

  If these or any other signs of a possible violation come to your attention, be sure to promptly resolve your concern before proceeding with the transaction that relates to it. Resolution should include management review and should be well documented.

Maintain timely, accurate and complete records of all expenditures of GE funds as spelled out in Financial Controls and Records - Policy 30.7.

Learn and follow your component's guidelines for travel and living expense reimbursement, business entertainment and gifts. In addition, learn and respect the policies of customers and government agencies concerning acceptance of business entertainment and gifts.

Seek assistance from your manager, company legal counsel, or other GE resources when you have questions about application of this policy.

Promptly report:

  any concern that you may have about possible violations of this policy any concerns others may have about a possible violation of this policy any concerns about a possible request to violate this policy.

  You may report your concerns to a GE manager, or, if you prefer, to a company legal counsel, GE auditor, GE ombudsperson or other designated person. Your report may be written or oral, and may be anonymous.


If you report a concern about this policy and the issue is not resolved, raise it with one of the other contacts listed above.

Cooperate with GE investigations into concerns covered by this policy.

  GE employees at all levels are prohibited from taking retribution against anyone for reporting or supplying information about a policy concern.

Additional Responsibilities Of Leaders
Each business leader (business CEO) will set up and maintain an effective compliance program to prevent and detect violations of this policy and applicable laws. The business leader should tailor the compliance program to the specific circumstances of the business, and adopt policies and procedures, in addition to this policy, as needed. The compliance program should have the following elements:

  Set standards and procedures that are reasonably capable of reducing the prospect of violations of this policy and applicable laws.

  Assign overall responsibility for compliance to specific high-level personnel.

  Screen employees and agents to prevent discretionary authority from being delegated to persons who have demonstrated insensitivity to the requirements of this policy and the laws it covers.

  Implement educational and training programs that will enable employees to understand the basic requirements of this policy and applicable laws.

  Implement monitoring and auditing systems to detect violations of this policy and applicable laws.

  Establish and communicate a procedure for promptly reporting possible violations and concerns that protects against fear of retribution.

  Implement appropriate disciplinary mechanisms.

  Take remedial action to correct weaknesses and prevent recurrence of failures.

Do not retain individuals or firms unless you are satisfied they will abide by the principles of this policy when representing GE. Pay them reasonably for services performed. Make sure the selection process includes a thorough consideration of the scope of activities, credentials, background, costs and compensation terms. Appropriate approvals should be obtained (for example, National Executive and appropriate management review). Make sure that the selection and payment process is consistent with the implementing procedures or other relevant component guidelines.


Lead by example, using your own behavior as a model for all employees.

Identify those persons inside and outside GE whose activities may involve issues covered by this policy. Carefully review and discuss the requirements of this policy with them and every individual or firm considered to represent GE.
  Make sure a program is in place to provide them with appropriate education and legal counseling on the requirements imposed by the law and this policy.

Create a culture which promotes compliance, encourages employees to raise their policy questions and concerns, and prohibits retribution.

Make sure employees understand that performance is never more important than compliance.

Closely monitor and control business entertainment and gifts.

Consult with company legal counsel in executing your responsibilities under this policy. Keep in mind that international operations may raise issues requiring familiarity with the laws and regulations of other countries.

Promptly report employee concerns of possible violations of this policy according to your business' reporting procedures.

 . If you discover that a sales representative or other third party representing
     GE engages in improper business practices for other firms, you should consult with company legal counsel and take necessary remedial action.

Take prompt remedial action when required.

 . Financial managers will make sure that accurate records are kept that show the amount and purpose of all payments. (See Financial Controls and Records - Policy 30.7)

Gather feedback to evaluate and continually improve compliance with this policy.

In evaluating and rewarding employees, consider their actions and judgments in promoting and complying with this policy.

Each business CEO will:

  Review financial reports covered by this policy with the responsible financial manager.

  Request, as required, financial reviews of matters covered by this policy from finance managers or the Corporate Audit Staff.


  Review, as required, other matters covered by this policy with the responsible manager or with the Corporate Audit Staff.

  Review compliance concerns or possible violations of this policy with company legal counsel to determine the appropriate company response and disclosure requirements.

  Carefully consider the company's responsibilities under the Foreign Corrupt
     Practices Act in any investment decisions.

  Authorize the execution of any new international sales representative or sales consultant services agreement that is related to a government contract and involves commissions, contingent fees or retainer compensation greater than $200,000 (total contract value).

  Authorize (or designate a company officer to authorize) the execution of any international service agreement or subcontract that is greater than $2,000,000 in value and related to a government contract.

  Clearly delegate the responsibility for the approval of all third party agreements, government or commercial.

  Annually, each officer or manager reporting to a business leader (business
  CEO) will review compliance with this policy with his or her direct reports and provide the results of those reviews to the business leader. Periodically, the business leader will report on the results of those reviews in meetings to be scheduled by the Corporate Policy Compliance Review Board
  (PCRB).

Penalties for violations
  Employees who violate the spirit or letter of this policy are subject to disciplinary action up to and including discharge. The following are examples of conduct which may result in discipline.

Actions which violate this policy

Requesting others to violate this policy

Failure to promptly report a known or suspected policy violation

Failure to cooperate in GE investigations of possible violations

Retribution against another employee for reporting a policy concern

Failure to demonstrate the leadership and diligence needed to ensure compliance with GE policies and applicable law.


  Violating this policy can also mean breaking the law and subjecting yourself or the company to criminal penalties (fines or jail sentences), or civil sanctions (damage awards or fines). The company could also lose its government contracting and defense export privileges.

  GE will terminate contracts with consultants, sales representatives, distributors, independent contractors and any other third parties who are unwilling or unable to represent GE in a manner consistent with this policy.

Related policies:
Following International Trade Controls - Policy 20.9

Working with Government Agencies - Policy 20.10

Customer Satisfaction - Policy 20.11

Avoiding Conflicts of Interest - Policy 30.5

Financial Controls and Records - Policy 30.7

Supplier Relationships - Policy 30.13

Resources:
More information on matters covered by this policy is available through the Corporate Audit Staff, Corporate International Law and Policy, and company legal counsel

                                   EXHIBIT 5
                                   ---------

                        FORM OF CONTRIBUTION AGREEMENT

                              (See Exhibit 10.2)

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


                                  EXHIBIT 6
                                  ---------


                                PROMISSORY NOTE
                                ---------------



[***]                                                    Schenectady, New York

                                                            February 2, 1999


     1.   Payment of Principal and Interest.  FOR VALUE RECEIVED, GE FUEL CELL
          ---------------------------------
SYSTEMS, L.L.C., a Delaware limited liability company (the "Maker"), hereby promises to pay to the order of GENERAL ELECTRIC COMPANY, a New York corporation, and any subsequent holder of this Note ("Holder" or "Holders") in the manner hereinafter provided, the principal amount [***(***)] or such lesser amount as shall equal the aggregate unpaid principal amount of loans made by Holder to Maker under Section 5.5 of the Amended and Restated Limited Liability Company Agreement dated as of February 3, 1999, by and between GE On-Site Power, Inc., and Plug Power, L.L.C. (the "LLC Agreement"), in the form of cash disbursements (individually a "Disbursement" and collectively "Disbursements"), and to pay interest on the unpaid principal amount of each such Disbursement, for the period commencing on the date of such Disbursement until such Disbursement shall be paid in full, as follows:

          (a) For each Disbursement, interest will accrue from the date of such Disbursement on the unpaid balance of such Disbursement outstanding from time to time at a rate equal to the greater of the [***] or [***] (whichever is applicable shall be the "Contract Rate"). Holder shall notify Maker monthly of the Contract rate that will apply for the month then ended;

          (b) On each January 31, Maker will repay Holder an amount equal to the lesser of (i) the unpaid principal of all Disbursements and interest thereon, or (ii) 50% of Maker's cash available for distribution for the prior fiscal year in accordance with applicable law and provided that, following such distribution, Maker has positive cash flow from operations and the ability to continue its business without incurring additional debt; however, any principal and interest remaining unpaid after such January 31 payment date shall not be forgiven, and such unpaid interest shall also bear interest at the applicable Contract Rate from the January 1 preceding such payment date and thereafter; and

          (c) On December 31, 2003, Maker will repay the entire unpaid principal amount and any interest accrued but remaining unpaid and all other sums due under this Note.

Interest shall be calculated on the basis of a 360-day year containing twelve 30-day months. All such payments on account of the indebtedness evidenced by this Note shall be first applied to all payments other than principal and interest due under this Note, second to interest accrued on the unpaid principal amount, and the remainder toward reduction of the unpaid principal amount.

     The date, amount, and interest rate of each Disbursement made by Holder to Maker, and each payment made on account of the principal thereof, shall be recorded by Holder on its books and, prior to any transfer of this Note, endorsed by Holder on the schedule attached hereto or any continuation thereof. Holder shall provide written notice to Maker upon each such disbursement. This
Note is the Promissory Note referred to in Section 5.5 of the LLC Agreement and evidences the loans made by Holder thereunder.

     2.   Payment Information.  All payments required to be made hereunder shall
          -------------------
be made during regular business hours to an account designated by Holder from time to time, with sufficient information to identify the source and application of such payment to this Note. All payments shall be made in currency of United States of America without presentment or surrender of this Note. Payments to Holder shall be made by transferring immediately available federal funds by bank wire or interbank transfer for the account of Holder provided, however, that any payment of principal or interest received after 2:00 p.m. New York time shall be deemed to have been received by Holder on the next business day and shall bear interest accordingly. If and so long as Holder directs Maker to make payments to a servicing agent, then payments may be made by check. Payments made by check will not be deemed made until such check has cleared and available funds for such check are received by Holder or the servicing agent.

     3.   Security For Note.  The payment of this Note and all other sums due
          -----------------
Holder is secured by a Security Agreement of even date herewith between Maker and Holder, as secured party ("Security Agreement"), covering certain tangible and intangible personal property of Maker, and all proceeds thereof, accessions thereto and replacements thereof, wherever situated ("Property"), and described in the Security Agreement. Except as otherwise defined herein, all of the defined terms contained in the Security Agreement are hereby incorporated herein by express reference.

     4.   Interest Payable Upon Default.  If there occurs an Event of Default
          -----------------------------
under this Note or the Security Agreement, then the unpaid principal amount of this Note, and all accrued and unpaid interest thereon shall bear interest at the lesser of either the Contract Rate [***] per annum compounded monthly or [***] ("Default Rate") from the date of expiration of any applicable cure or grace period until such time, if any, as the Event of Default is cured and this Note and the Security Agreement are reinstated as permitted by applicable law, or otherwise until such time as the unpaid principal amount of this Note and all other indebtedness evidenced by this Note are fully repaid, whichever is earlier. The additional payments called for under this paragraph 4 shall be in addition to, and shall in no way limit, any other rights and remedies provided for in this Note or the Security Agreement, as well as all other remedies provided by law.

     5.   Events of Default.  An "Event of Default" shall exist under this Note
          -----------------
(a) in the event Maker shall fail to make the final payment when such payment is due; or (b) if Maker shall be dissolved.

     6.   Payment of Taxes and Expenses.
          -----------------------------

          (a) Maker further promises to pay to Holder, immediately upon written notice from Holder: (i) all recordation, transfer, stamp, documentary or other fees or taxes levied on Holder (exclusive of Holder's income taxes) by reason of the making or recording of this Note, the Security Agreement, and any UCC-1 financing statement, and (ii) all intangible property taxes levied upon any Holder of this Note or secured party under the Security Agreement.

          (b) Maker further promises to pay to Holder, immediately upon written notice from Holder, all actual costs, expenses, disbursements, escrow fees, title charges and reasonable legal fees and expenses actually incurred by Holder and its counsel in (i) the collection, attempted collection, or negotiation and documentation of any settlement or workout of the principal amount of this Note, the interest thereon or any installment or other payment due hereunder, and (ii) any suit or proceeding whatsoever at all trial and appellate levels in regard to this Note or to protect, sustain or enforce the lien of any instrument securing this Note, including, without limitation, in any bankruptcy proceeding or judicial or nonjudicial foreclosure proceeding. It is the intent of the parties that Maker pay all expenses and reasonable attorneys' and paralegals' fees incurred by Holder as a result of Holder's entering into the loan transaction evidenced by this Note.

     7.   Maker's Covenants.  Maker agrees that (a) this instrument and the
          -----------------
rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of New York; (b) the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C
(S)1601, et seq. (1982); (c) said obligation constitutes a business loan for the
         -- ----
purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers in the State of New York; (d) at the option of the Holder, the United States District Court for the Northern District of New York and any court of competent jurisdiction of the State of New York shall have jurisdiction in any action, suit or other proceeding arising out of or relating to any act taken or omitted hereunder or the enforcement of this Note or the Security Agreement, and Maker shall not assert in any such action, suit or other proceeding that it is not personally subject to the jurisdiction of the courts in (d) above, that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper; and (e) it hereby waives any objections to venue.

     8.   Severability.  The parties hereto intend and believe that each
          ------------
provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of the Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and that the rights, obligations and interests of Maker and Holder under the remainder of this Note shall continue in full force and effect.

     9.   Usury Laws.  It is the intention of Maker and Holder to conform
          ----------
strictly to the usury laws now or hereafter in force in the State of New York, and any interest payable under this Note or the Security Agreement shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under the usury laws of the State of New York as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (a) canceled automatically to the extent that such interest exceeds the maximum legal rate; (b) if already paid, at the option of the Holder, either be rebated to Maker or credited on the principal amount of the Note or (c) if the Note has been prepaid in full, then such excess shall be rebated to Maker.

     10.  Acceleration.  Upon an Event of Default, Holder shall have the right,
          ------------
without demand or notice, to declare the entire principal amount of this Note then outstanding, all accrued and unpaid interest thereon and all other sums required under this Note or the Security Agreement to be immediately due and payable and, notwithstanding the stated maturity in this Note, all such sums declared due and payable shall thereupon become immediately due and payable. During the existence of such Event of Default, Holder may apply payments received on any amounts due under this Note or the Security Agreement as Holder may determine in its sole discretion.

     11.  Waivers by Maker.  As to this Note, the Security Agreement, and any
          ----------------
other instruments securing the indebtedness, Maker and all guarantors, sureties and endorsers, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, demand and dishonor and diligence in collection and nonpayment of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. To the extent permitted by law, Maker further waives all benefit that might accrue to Maker by virtue of any present or future laws exempting the Property, or any other property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to foreclose the Security Agreement, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment. Maker agrees that any real estate or any personalty that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued thereon, may be sold in whole or in part in any order desired by Holder.

     12.  Maker Not Released.  No delay or omission of Holder to exercise any of
          ------------------
its rights and remedies under this Note or the Security Agreement at any time following the happening of an Event of Default shall constitute a waiver of the right of Holder to exercise such rights and remedies at a later time by reason of such Event of Default or by reason of any subsequently occurring Event of Default. This Note, or any payment hereunder, may be extended from time to time by agreement in writing between Maker and Holder without in any other way affecting the liability and obligations of Maker and endorsers, if any.

     13.  Nonrecourse.  Except as otherwise set forth in this paragraph, the
          -----------
liability of Maker under this Note and the Security Agreement shall be limited to and satisfied from the Property and the proceeds thereof, the rents and all other income arising therefrom, the other assets of Maker arising out of the Property which are given as collateral for the Loan, and any other collateral given in writing to Holder as security for repayment of this Note (all of the foregoing are collectively referred to as the "Loan Collateral"); provided, however, that nothing contained in this paragraph shall (a) preclude Holder from foreclosing the lien of the Security Agreement or from enforcing any of its rights or remedies in law or in equity against Maker except as stated in this paragraph, (b) constitute a waiver of any obligation evidenced by this Note or secured by the Security Agreement, (c) limit the right of Holder to name Maker as a party defendant in any action brought under this Note or the Security Agreement, (d) prohibit Holder from pursuing all of its rights and remedies against any guarantor or surety, or (e) limit the personal liability of Maker for misappropriation or misapplication of funds, fraud, waste, willful misrepresentation or willful damage to the Property.

     14.  Successors and Assigns.  The provisions of this Note shall be binding
          ----------------------
upon Maker and its legal representatives, successors and assigns and shall inure to the benefit of any Holder and its successors and assigns. Holder may assign this Note to any of its wholly-owned subsidiaries.

     15.  Remedies Cumulative.  The remedies of Holder as provided in this Note,
          -------------------
or in the Security Agreement, and the warranties contained herein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Holder, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Note, conferred upon or reserved to Holder is intended to be exclusive of any other remedy provided in this Note or the Security Agreement or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under the Security Agreement or hereunder or now or hereafter existing at law or in equity or by statute.

     16.  Notices.  All notices, written confirmation of wire transfers and all
          -------
other communications with respect to this Note shall be directed as follows: if to Holder, to General Electric Company, 1 River Road, Schenectady, New York 12345, Attention: Finance Manager, Energy Services, with a copy to GE Power Systems, 1 River Road, Schenectady, New York 12345, Attention: General Counsel; if to Maker, GE Fuel Cell Systems, L.L.C., 1 River Road, Schenectady, New York 12345, Attention: President; or at such other place as Holder or Maker may from time to time designate in writing. All notices shall be in writing and shall be
(a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is earlier in time.

     17.  No Oral Modification.  This Note may not be modified or discharged
          --------------------
orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification or discharge is sought.

     18.  Time.  Time is of the essence with regard to the performance of the
          ----
obligations of Maker in this Note and each and every term, covenant and condition herein by or applicable to Maker.

     19.  Captions.  The captions and headings of the paragraphs of this Note
          --------
are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

     20.  Replacement Note.  Upon receipt of evidence reasonably satisfactory to
          ----------------
Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Maker or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker will execute and deliver to Holder in lieu thereof, a replacement note dated as of the date of this Note, identical in form and substance to this Note and upon such execution and delivery all references in the Security Agreement to this Note shall be deemed to refer to such replacement note.


     IN WITNESS WHEREOF, Maker has caused this Revolving Promissory Note to be duly executed on the date first written above.


                                        MAKER:

                                        GE FUEL CELL SYSTEMS, L.L.C.




                                        By: /s/ Barry Glickman
                                            -----------------------------------
                                            Barry Glickman, President

                           SCHEDULE OF DISBURSEMENTS


     This Note evidences loan disbursements made to Maker under the LLC Agreement on the dates, in the principal amounts, and bearing interest at the rates set forth below, subject to the payments of principal set forth below:


                Principal                          Unpaid
     Date of    Amount of    Interest    Amount    Principal    Notation
     Loan       Loan         Rate        Paid      Amount       Made By
     ----       ----         ----        ----      ------       -------

                              SECURITY AGREEMENT
                              ------------------


     In consideration of certain financial accommodations given by General Electric Company, a New York corporation (the "Secured Party"), GE Fuel Cell Systems, L.L.C., a Delaware limited liability company (the "Debtor"), as collateral security for the payment of that certain Promissory Note of Debtor to Secured Party of even date herewith, in the aggregate principal amount of [***], a copy of which is attached hereto as Exhibit "1" (the "Indebtedness"), Debtor, pursuant to the provisions of the Uniform Commercial Code of the State of New York (the "UCC") hereby grants Secured Party a security interest in and to all assets of Debtor whether now owned or hereafter acquired, including, but not limited to, all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, and Inventory (all as defined in the
UCC), and all other tangible and intangible personal property of Debtor, and all proceeds thereof, accessions thereto and replacements thereof (the "Collateral").

     Debtor hereby warrants and covenants that:

     1. The security interest granted to Secured Party by Debtor shall apply to the Collateral whether or not title thereto or any part thereof shall have passed, or shall be deemed to have passed, to Debtor; Debtor is, or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will be the owner of the Collateral free from any adverse lien, security interest or encumbrance; and Debtor will defend the Collateral against all claims and demands of all other persons at any time claiming the same or any interest therein.

     2. The Collateral will be kept at the addresses designated at the conclusion of this Agreement.

     3. At the request of Secured Party, Debtor will join with Secured Party in executing one or more financing statements, amendments, continuations and termination statements pursuant to the Uniform Commercial Code of the State of New York, in which Debtor is conducting business, in form satisfactory to Secured Party.

     4. Debtor will not sell or offer to sell, or otherwise transfer the Collateral or any interest therein without having given Secured Party actual notice of any such sale and having received the written consent of Secured Party; provided, however, that if the Collateral is Debtor's merchandise inventory, Debtor shall be entitled to sell that portion of the Collateral which constitutes merchandise and inventory in the ordinary and usual course of business.

     5. Debtor will, at all times, maintain in full force and effect insurance with respect to the Collateral against risks encompassed within the standard policy of fire insurance with extended coverage endorsement, theft and other risks as Secured Party may require, and written by such company or companies as may be satisfactory to Secured Party, such insurance to be payable to Secured Party and Debtor as their interests may appear.

     6. Debtor will keep the Collateral free from any adverse lien, other than the lien specifically authorized above, security interest or encumbrance and in good order and repair and will not waste or destroy the Collateral or any part thereof (except that if the Collateral is merchandise inventory of Debtor, Debtor shall be entitled to sell that portion of the Collateral which constitutes merchandise and inventory in the ordinary and usual course of business). Secured Party may examine and inspect the Collateral at any reasonable time wherever located, provided, however, that no such inspection
                                 ---------  -------
shall interfere with or inconvenience Debtor in the operations of its business.

     7. Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use and operation. At its option, upon reasonable notice by Secured Party, and upon the failure of Debtor to comply with the terms set forth herein, Secured Party may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, together with interest thereon at the highest rate permitted by law.

     8. Until default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement.

     9. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (each an "Event of Default"):

         (a) Failure of Debtor to make final payment of the Promissory Note when such payment is due.

         (b)   Dissolution of Debtor.

     Upon an Event of Default and at any time thereafter, Secured Party may declare the indebtedness secured hereby immediately due and payable and shall have the remedies of a secured party under the Uniform Commercial Code of the State of New York.

     10. Should a lawsuit be brought to enforce the terms hereof or for any dispute arising out of this transaction, then the issues in any such action shall be determined pursuant to the laws of the State of New York, without regard to conflict of laws provisions thereof, and the parties hereto hereby consent to jurisdiction and venue in the courts of Schenectady County, New York, or the United States District Court for the Northern District of New York, at the option of Secured Party. The substantially prevailing party in such a lawsuit shall be entitled to recover from the substantially non-prevailing party its reasonable expenses, court costs, including taxed and untaxed costs, and reasonable attorneys' fees, whether suit be brought or not (jointly referred as to "Expenses"). As used herein, Expenses include expenses incurred in any appellate or bankruptcy proceeding. All such Expenses shall bear interest at the highest rate allowable under the laws of the State of New York from the date the substantially prevailing party pays such Expenses until the date the substantially non-prevailing party repays such Expenses.

     11. No waiver by Secured Party of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion.

     12. All rights of Secured Party hereunder shall inure to the benefit of its successors or assigns; and all obligations of Debtor shall bind Debtor's successors and assigns. Secured Party may assign this Security Agreement to one of its wholly-owned affiliates.

     13. Secured Party acknowledges that the Collateral granted by Debtor shall not include any patents, trademarks, trade names, inventions, copyrights, know-how, trade secrets, licensed rights, or other intellectual property rights of any Member of Debtor, including any intellectual property now in existence or hereafter acquired or developed by any such Member.

     IN WITNESS WHEREOF, Debtor and Secured Party have caused this instrument to be executed in duplicate by their authorized representatives this ____ day of February, 1999.


Debtor:                                  Secured Party:

GE FUEL CELL SYSTEMS, L.L.C.             GENERAL ELECTRIC COMPANY



By:_____________________________         By:____________________________________
   Barry Glickman, President                Ricardo Artigas
                                            President and CEO, GE Energy Service

Address: 1 River Road
         Schenectady, New York 12345

                                   EXHIBIT 7
                                   ---------

                 FORM OF GE TRADEMARK AND TRADE NAME AGREEMENT


                              (See Exhibit 10.3)

                                   EXHIBIT 8
                                   ---------

                    FORM OF PLUG POWER TRADEMARK AGREEMENT


                              (See Exhibit 10.4)

                                   EXHIBIT 9
                                   ---------

                         FORM OF DISTRIBUTOR AGREEMENT


                              (See Exhibit 10.5)